UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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Cars.com Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cars.com Inc.

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

Notice of 2020 Annual Meeting of Stockholders

_________________________________

We are pleased to invite you to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Cars.com Inc. (the “Company,” “our,” “us” or “we”), which will take place at 9:00 a.m., Central Time, on Thursday, May 14, 2020 at the offices of Latham & Watkins LLP, 330 N. Wabash Avenue, Suite 2800, Chicago, Illinois 60611.

The purposes of the Annual Meeting are to:

1.	elect a board of 10 directors named in this proxy statement;
2.	ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants for fiscal year 2020;
3.	approve on a non-binding advisory basis the compensation of our Named Executive Officers (as defined below); and
4.	transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record as of the close of business on March 16, 2020 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you plan to attend the Annual Meeting in person, please note the admission procedures described under “How Can I Attend the Annual Meeting?” on page 4 of the proxy statement.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. Beginning on or about April 3, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders of record as of March 16, 2020. In addition, the proxy statement, the proxy or voting instruction card, and our 2019 Annual Report to Stockholders are available at www.proxyvote.com. As more fully described in the Notice, all stockholders may choose to access these materials electronically or may request printed or emailed copies.

It is extremely important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to follow the instructions in the proxy card to vote by mail, telephone or via the Internet. Voting now will not limit your right to change your vote or to attend the Annual Meeting. If you attend and vote at the Annual Meeting, your in-person vote will replace any earlier vote. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares. Please note the voting procedures described under “How Can I Vote My Shares?” on page 4 of the proxy statement.

By order of the Board of Directors

James F. Rogers
Chief Legal Officer and Secretary

April 3, 2020
Chicago, Illinois

Due to the public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Company’s annual stockholder meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.cars.com.

The proxy relates to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic. The COVID-19 pandemic could significantly impact 2020 financial results and compensation outcomes. The specific actions taken by the board and executives to address the effect of the COVID-19 pandemic on business operations are not reflected in this proxy filing.

_________________________________

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on May 14, 2020:

Our Proxy Statement and 2019 Annual Report are available on our Investor Relations website (http://investor.cars.com) and at www.proxyvote.com.

You may also request paper copies of these proxy materials free of charge by following the instructions for requesting such materials contained in the Notice.

Neither the SEC nor any state securities regulatory agency has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

TABLE OF CONTENTS0F

User Guide

General Information

Meeting Date	Time	Location	Record Date
May 14, 2020	9:00 a.m., Central Time	Offices of Latham & Watkins LLP (330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611)	March 16, 2020

Meeting Agenda

Proposal	Matter	Board Vote Recommendation
1	Election of Directors named in this proxy statement	“FOR” the election of each and all of the director nominees
2	Ratification of the appointment of Auditors	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020
3	Approval on a non-binding advisory basis of the compensation of our Named Executive Officers	“FOR” the non-binding advisory resolution approving our executive compensation
4	Transact other business that may properly come before the meeting

Additional Information

Admission

•Admission to the Annual Meeting is restricted to stockholders and/or their designated representatives.

•All stockholders will be required to show valid picture identification in order to be admitted to the Annual Meeting.

•If your shares are in the name of your broker or bank, you will also need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a copy of your voting instruction form.

Proxy Materials

•On or about April 3, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to our stockholders of record as of March 16, 2020

•The proxy statement, the proxy or voting instruction card, and our 2019 Annual Report to Stockholders are available at www.proxyvote.com.

•All stockholders may choose to access these materials electronically or may request printed or emailed copies at no charge.

How to Vote

It is important that your shares be represented and voted.

•Stockholders who received the Notice may vote their shares electronically at www.proxyvote.com, by telephone after accessing the website, or by mail after requesting a paper copy of the proxy materials. There is no charge for requesting a paper or email copy.

•We have also mailed paper copies of the proxy materials, including the proxy card, to some of our beneficial stockholders. These stockholders may also view the proxy materials online at www.proxyvote.com.They may vote their shares by mail, telephone, or Internet. To vote by mail, these stockholders should simply complete, sign, and date the proxy card and return it in the postage-paid envelope provided. To vote by telephone or Internet, 24 hours a day, 7 days a week, these stockholders should refer to the proxy card for voting instructions.

•If you come to the Annual Meeting and want to vote in person, you can withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

•Please note the voting procedures described under “How Can I Vote My Shares?” on page 4 of the proxy statement.

Voting

•Proposal 1 - you may vote “FOR ALL”, or “WITHHOLD ALL” or “FOR ALL EXCEPT” to withhold authority to vote for any or all of the director candidates

•Proposal 2 - you may vote “FOR”, “AGAINST,” or ”ABSTAIN” from voting

•Proposal 3 - you may vote “FOR”, “AGAINST,” or "ABSTAIN" from voting

Abstentions will have no effect on the outcome of the election of directors. If you elect to “ABSTAIN” from voting on Proposal 2 or Proposal 3, your abstention will have the effect of voting “AGAINST” the proposal.

Recommendation

Our Board of Directors (the “Board”) unanimously recommends that you vote:

•“FOR” the election of each and all of the nominees in Proposal 1;

•“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020 in Proposal 2; and

•“FOR” the non-binding advisory resolution approving our executive compensation in Proposal 3.

Questions and Answers about the Meeting and Voting

Why am I being provided these proxy materials?

We are providing these proxy materials to holders of shares of Cars.com Inc. common stock, par value $0.01 per share, in connection with the solicitation of proxies by our Board for the 2020 Annual Meeting of Stockholders to be held on May 14, 2020 at 9:00 a.m., Central Time, and at any postponement(s) or adjournment(s) thereof. The proxy materials include our Notice of Annual Meeting of Stockholders, this proxy statement and our 2019 Annual Report. These materials also include the proxy card for the Annual Meeting. Proxy cards are being solicited on behalf of our Board. The proxy materials include detailed information about the matters that will be discussed and voted on at the Annual Meeting and provide updated information about our Company that you should consider in order to make an informed decision when voting your shares.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a full set of printed proxy materials?

In accordance with the “Notice and Access” rules adopted by the Securities and Exchange Commission, we are delivering proxy materials to many stockholders via the Internet instead of mailing printed copies of the proxy materials to each stockholder. Using this method of distribution, we sent a Notice of Internet Availability of Proxy Materials to our stockholders on or about April 3, 2020. This Notice contains instructions for accessing and viewing our proxy materials via the Internet, voting your shares electronically and, if desired, requesting electronic or paper copies. Stockholders who have previously elected not to receive materials via the Internet will receive a copy of our proxy materials by mail.

How can I attend the Annual Meeting?

Admission to the Annual Meeting is restricted to stockholders of record as of March 16, 2020 and/or their designated representatives.

All stockholders will be required to show valid picture identification. If your shares are in the name of your broker or bank, you will also need to bring evidence of your stock ownership, such as your most recent brokerage account statement or a copy of your voting instruction form. If you do not have valid picture identification or proof of your stock ownership, you will not be admitted to the Annual Meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

How many shares must be present to hold the Annual Meeting?

The representation in person or by proxy of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum. Under our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How can I vote my shares?

As of March 25, 2020, 66,960,595 shares of our common stock, par value $0.01 per share, were outstanding. Our common stock constitutes our only outstanding class of voting securities. As a holder of our common stock, you are entitled to one vote for each share held.

If you are a stockholder of record, you may vote by proxy in three convenient ways: by telephone (1‑800-690-6903), via the Internet (www.proxyvote.com) or by signing and returning the proxy card in the pre-paid envelope provided if you received a paper copy of the proxy card. Simply follow the instructions provided on the proxy card. Stockholders of record may also vote their shares at the Annual Meeting by casting a ballot as instructed during the Annual Meeting.

If your shares are held in street name, please refer to the voting instructions provided by your bank, broker or other nominee to direct it how to vote your shares. Your vote is important. Follow the instructions from your nominee included with our proxy materials or contact your nominee to request a proxy form. To vote in person at the Annual Meeting, you must obtain a legal proxy from your nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote using your voting instruction card to ensure that your vote is counted.

What is a proxy?

It is your legal designation of another person to vote matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Our proxy card designates each of Jandy Tomy, our interim Chief Financial Officer, and Jim Rogers, our Chief Legal Officer, as proxies for the Annual Meeting.

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as the proxies on the proxy card to vote your shares in accordance with the instructions you provide. You may vote “FOR ALL”, or “WITHHOLD ALL” or “FOR ALL EXCEPT” to withhold authority to vote for any or all of the director candidates on Proposal 1; “FOR”, “AGAINST”, or “ABSTAIN” on Proposals 2 and 3. If you vote by telephone or via the Internet, you must indicate how you wish to vote on each item.

If you sign and return a proxy card without indicating your instructions, your shares will be voted:

•	“FOR” the election of all 10 of the nominees to our board of directors, as described in this proxy statement;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020; and
•	“FOR” a non-binding advisory resolution approving our executive compensation

The individuals named as proxies to vote your shares will also have the discretionary authority to vote your shares, to the extent permitted by Rule14 (a)-4(c) under the Exchange Act, on any matter that is properly brought before the Annual Meeting. As of the date of this Proxy Statement, we knew of no other matters to be presented at the Annual Meeting.

If you are a beneficial owner of shares and do not instruct your bank, broker or other nominee how you want to vote, your shares may not be voted by a record holder and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What is the difference between a stockholder of record and a stockholder who holds shares in street name?

If your shares are registered in your name, you are a stockholder of record. When you properly vote in accordance with the instructions provided in the proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on your proxy.

If your shares are held in the name of your broker or other institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in street name. Your broker or other institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain a “legal proxy” granting you the authority to do so. When you properly vote in accordance with the instructions provided in the proxy card, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

May my broker vote my shares for me?

Brokers and other nominees holding shares in street name for their customers are generally required to vote such shares in the manner instructed by their customers. In the absence of timely instruction from you, your broker or other nominee will have discretion to vote your shares on “routine” matters. Therefore, in the absence of timely instructions from you, your broker or other nominee may vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal 2), which is considered a routine matter. However, if you do not instruct your broker or other nominee on how to vote your shares regarding the election of directors (Proposal 1) or regarding the non-binding advisory resolution approving our executive compensation (Proposal 3), then your shares may not be voted on these matters because neither is considered a routine matter. We urge you to instruct your broker or other nominee about how you wish your shares to be voted.

What are abstentions and broker non-votes?

An abstention occurs when a stockholder of record (which may be a broker or other nominee if you hold your shares in street name) is present at a meeting (or deemed present) but marks “Abstain” on one or more proposals.

A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.

What is the record date and what does it mean?

The record date for the Annual Meeting is March 16, 2020. The record date is established by our Board as required by law and our Amended and Restated Bylaws. Owners of record of common stock at the close of business on the “record date” are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

No stockholders becoming owners of record after the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

What happens if I execute my proxy, but do not provide instructions on how I wish to vote?

Properly signed proxy cards received by the Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the instructions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

What matters will be voted on at the Annual Meeting, and what are the Board’s recommendations on the proposals?

We are seeking your input on the composition of our board of directors, on the ratification of the appointment of our auditor and a non-binding advisory resolution approving the compensation of our Named Executive Officers (Proposals 1, 2 and 3, respectively).

The Board recommends you vote:

“FOR” each of the ten director nominees.

“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2020.

“FOR” a non-binding advisory resolution approving our Named Executive Officer compensation.

So far as we are aware, only the above matters will be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting the proxy.

How many votes are needed to approve the proposals, and what is the effect of broker non-votes or abstentions?

Proposal 1: Election of Directors

In order to be elected as a director, a director nominee must receive the affirmative vote of a majority of the votes cast for the election of directors. If a director nominee does not receive this majority vote, he or she is not elected.

As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares represented in person or by proxy is required to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s independent certified public accountants for fiscal year 2020. Votes may be cast “For” or “Against” this proposal, or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 2, your broker or nominee will have the discretion to vote your shares on Proposal 2. Therefore, we do not expect any broker non-votes on Proposal 2. However, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the effect of a negative vote.

Proposal 3: Non-Binding Advisory Vote Approving the Compensation of our Named Executive Officers

The non-binding advisory resolution approving the compensation of our Named Executive Officers is advisory and is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote on this proposal when making future executive compensation decisions. Approval of this proposal requires a majority of the shares represented in person or by proxy. Votes may be cast “For” or “Against’ this proposal or a stockholder may “abstain” from voting. Abstentions will have the effect of a negative vote.

As discussed above, if your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Broker non-votes will have no effect on the outcome of this proposal.

Other Items

If any other item requiring a stockholder vote should come before the meeting, the vote required will be determined in accordance with applicable law, the rules of the New York Stock Exchange (the “NYSE”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

For additional information on how your shares will be voted, see “If I submit a proxy, how will my shares be voted?” above.

May I revoke my proxy or change my vote?

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

•	submitting a valid, later-dated proxy card in a timely manner;
•	submitting a later-dated vote by telephone (1-800-690-6903) or via the Internet (www.proxyvote.com) in a timely manner;
•	giving written notice of such revocation to the Company’s Corporate Secretary prior to or at the Annual Meeting or by voting in person at the Annual Meeting; or
•	attending and voting at the Annual Meeting (although attendance at the meeting will not by itself revoke a proxy).

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting. The final voting results, which are tallied and certified by independent inspectors, will be published as soon as possible thereafter.

Who is paying for the preparation of the proxy materials, and how will solicitations be made?

The Company will pay the expenses of soliciting proxies including the cost of preparing and mailing, as applicable, the Notice of Internet Availability of Proxy Materials and this Notice of Annual Meeting of Stockholders and Proxy Statement. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The Company will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material on our behalf to stockholders, and the Company will reimburse such institutions for their out-of-pocket expenses incurred.

In addition to mail and email, proxies may be solicited directly, in person or by telephone, mail, electronic transmission, facsimile transmission or telegram, by certain of our directors, officers and employees without special compensation, other than reimbursement for expenses.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials from the Company?

If you receive more than one Notice from the Company, this means that you have multiple accounts holding shares. These may include accounts with our transfer agent, EQ Shareowner Services, shares held by the administrator of our employee stock purchase plan and accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card that you receive to ensure that all of your shares are voted.

Can stockholders and other interested parties communicate directly with the Board?

Yes. We invite stockholders and other interested parties to communicate directly and confidentially with the Board, the non-management directors as a group or any individual director by writing to any of these groups or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board will relay the communication to the full Board, director group or individual director as appropriate. See “Corporate Governance –Communications with All Interested Parties.”

How can I obtain a stockholder list?

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting and during the Annual Meeting.

What is “householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one Notice or, if paper copies are requested, will receive only one copy of our 2019 Annual Report on Form 10-K and this proxy statement unless one or more of these stockholders notifies us that they wish to receive multiple copies. This procedure will reduce our printing costs and postage fees. If any stockholder residing at such an address wishes to receive a separate Notice or copy of our 2019 Annual Report on Form 10-K or this proxy statement, or would like to receive separate copies of our future Notices or annual reports or proxy statements, he or she may contact our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606 or by calling our Corporate Secretary at (312) 601-5000.

Proposal 1: Election of Directors

General

The director nominees have the relevant skills and experience and are accordingly well-positioned to serve our Company and our stockholders. Accordingly, our Board unanimously recommends that you vote “FOR” the election of each of the nominees.

Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

It is expected that all nominees proposed by our Board will be able to serve on the board of directors if elected. However, if before the election one or more nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

If you have any questions or require any assistance with voting your shares, please contact our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606 or by calling our Corporate Secretary at (312) 601-5000.

Our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. The Board is currently composed of ten directors, nine of whom are independent. In evaluating the nominees for the Board, the Board and the Nominating and Corporate Governance Committee took into account the qualities they seek for directors, as discussed below under “Board Governance” and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company.

Our directors have significant combined experience serving companies that have built industry-leading online brands, including:

•	Rightmove, the United Kingdom’s number one online real estate company;
•	SurveyMonkey, the world’s largest online survey company;
•	Ascential, a global e-commerce analytics company;
•	Travelport, a travel commerce platform for the travel and hospitality industry;
•	Orbitz Worldwide (sold to Expedia in 2015), an online travel agency; and
•	HomeAway (sold to Expedia in 2015) an internet marketplace for vacation rentals.

Our Board has deep experience in online marketing and e-commerce, including directors having experience in executive positions with specific responsibility for digital customer strategies and online brand positioning at Office Depot, Kohl’s and AT&T.

Finally, our Board has an extensive background in capital markets and mergers and acquisitions. In addition to first-hand experience of consolidation, M&A and divestitures within various companies, one of our directors was a Senior Managing Director in the M&A group at The Blackstone Group L.P., one of the world’s leading investment firms.

Our Board is well-positioned to deliver on our ultimate goal of becoming the leading digital solutions provider to the automotive industry.

Name	Age	Principal Occupation
Scott Forbes (Chairman)	62	Chairman, Ascential plc
Jerri DeVard	61	Independent Director, Under Armour, Inc. and Former Executive Vice President and Chief Customer Officer, Office Depot, Inc.
Jill Greenthal	63	Senior Advisor, The Blackstone Group L.P.
Thomas Hale	51	President, SurveyMonkey Inc.
Michael Kelly	62	CEO, Kelly Newman Ventures, LLC
Donald A. McGovern, Jr.	69	Retired Vice Chairman, Global Assurance, PricewaterhouseCoopers LLP
Greg Revelle	42	Chief Marketing Officer, Kohl’s Corp.
Bala Subramanian	48	Chief Digital Officer, AT&T
T. Alex Vetter	49	President and CEO, Cars.com Inc.
Bryan Wiener	49	Former CEO, Comscore, Inc.

Meet the Nominees

Below are summaries of the principal occupation, business experience, background, and key skills and qualifications of each of the nominees. The key skills and qualifications are not intended to be an exhaustive list of each nominee’s skills or contributions to the Board, but rather the specific skills and qualifications that led to the conclusion that such person should serve as a director of the Company.

Scott Forbes (Chairman)

Director since 2017 Independent Age: 62

•Chairman, Ascential plc

Through his significant board and leadership experience across online marketplaces, and the travel, real estate and digital media industries, Scott brings decades of expertise in building online brands, mergers and acquisitions, divestitures, operations, finance and public company operations as well as leadership in corporate governance practices.

•Chair, Compensation Committee; Member, Nominating and Corporate Governance Committee

•Other Public Company Board Service: Chairman of the Board and Chairman of the Nominations Committee, Ascential plc (2016 – Present),

•Recent Past Public Company Board Service: Chairman of the Board and Chairman of the Nominations Committee, Rightmove plc (2005 – 2019), Chairman of the Board and Director, Chairman of the Compensation Committee, Orbitz Worldwide, Inc. (2013 – 2015), Director, Travelport Limited (2016 – 2019)

Scott has 40 years of experience in business strategy, operations, finance, mergers and acquisitions, business integration, and building online brands. Scott has had significant board experience with companies in the online marketing, real estate, travel and digital media industries. He currently serves as Chairman of Ascential plc, a global specialist eCommerce and information business.

He previously served as Chairman of Rightmove plc, the UK’s number one online real estate company.  He also previously served as the Chairman of Orbitz Worldwide, Inc. from June 2013 until its sale to Expedia Inc. in September 2015. Scott also served as a consultant and director of NetJets Europe, a subsidiary of Berkshire Hathaway, from January 2008 to October 2009. From 1990 to 2005, Scott held several senior level positions at Cendant Corporation and its predecessor HFS Inc., which was a leading global provider of travel and residential real estate services, operating in more than 100 countries. He established Cendant’s international headquarters in March 1999 and was Cendant’s chief executive for Europe, Middle East, Africa and Asia. During his tenure as group managing director, Scott led and participated in over 45 acquisitions and divestiture transactions and had additional portfolio responsibilities for non-travel and non-real estate related companies such as National Car Parks Ltd., Green Flag Limited and Cims.

Scott holds a BS in Accounting from Rutgers University.

Jerri DeVard

Director since 2017 Independent Age: 61

•Former Executive Vice President and Chief Customer Officer, Office Depot, Inc.

Through her extensive marketing leadership experience at large global brands, Jerri brings in-depth knowledge of strategic, operational and financial aspects of integrated and online marketing along with expertise in brand management, customer engagement and e-Commerce.

•Member, Compensation Committee; Nominating and Corporate Governance Committee

•Other Public Company Board Service: Under Armour, Inc. (2017 – Present)

•Recent Past Public Company Board Service: The ServiceMaster Company, LLC (2016 – 2018), Belk Inc. (2010 – 2016), Gurwitch Products, LLC (2009 – 2011), Tommy Hilfiger Corporation (2004 – 2006)

•Recent Past Public Company Advisory Board Service: PepsiCo Inc. (2002 – 2012)

Jerri has more than 30 years of extensive marketing, e-Commerce, brand management and leadership experience at large global brands. Until March of 2020 Jerri served as the Executive Vice President and Chief Customer Officer of Office Depot, Inc., a global supplier of office products and services, where she led the e-Commerce and Customer Service functions, as well as Marketing and Communications. She initially joined Office Depot as Executive Vice President and Chief Marketing Officer in September of 2017, shortly before Office Depot acquired CompuCom Systems Inc. as part of its strategic transformation to a broader business services and technology products platform.

From March 2014 until May 2016, Jerri also served as the Vice President and Chief Marketing Officer of The ADT Corporation, a leading provider of home and business security services. She led ADT’s marketing efforts and oversaw all strategic, operational and financial aspects of its integrated marketing programs, which included brand advertising, digital marketing, communications, lead generation, sponsorships and more. From July 2012 to March 2014, Jerri was Principal of DeVard Marketing Group, a firm specializing in advertising, branding, communications and traditional/digital marketing strategies. Prior to that, she served as the Executive Vice President and Chief Marketing Officer of Nokia Corporation from January 2011 to June 2012. Additionally, from 1998 until January 2003, she served as Chief Marketing Officer at Citi. Jerri has also held senior marketing roles at Verizon Communications Inc., Revlon Inc., Harrah’s Entertainment, Inc., the NFL’s Minnesota Vikings and the Pillsbury Company.

Jerri holds an MBA in Marketing from Atlanta University Graduate School of Business and a BA in Economics from Spelman College, where she served as a member of the board of trustees from 2005 to 2014.

Jill Greenthal

Director since 2017 Independent Age: 63

•Senior Advisor, The Blackstone Group L.P.

Through her experience as a leading investment banker and advisor, counseling global technology and media companies as they build and finance their businesses, Jill brings an extensive understanding of the internet, technology and media business as well as corporate finance, mergers and acquisitions and extensive public company board experience.

•Chair, Nominating and Corporate Governance Committee

•Other Public Company Board Service: Akamai Technologies, Inc. (2007 – Present), Flex, Ltd. (2018 – Present), Houghton Mifflin Harcourt (2012 – Present)

•Recent Past Public Company Board Service: TEGNA Inc. (2015 – 2017), The Michaels Companies, Inc. (2011 – 2015), Orbitz Worldwide, Inc. (2007 – 2013)

Jill advised and financed media companies for over 30 years, having worked in all sectors of the business. Since 2007, Jill has been a Senior Advisor in Private Equity at The Blackstone Group L.P., a global asset management firm where she works closely with the global media and technology teams to assist in investments in those sectors. From 2003 until 2007, Jill served as a Senior Managing Director in Blackstone’s M&A group.

Prior to joining Blackstone, Jill was Co-Head of the Global Media Group, a member of the Executive Board of Investment Banking and Co-Head of the Boston Office at Credit Suisse First Boston (CSFB), an investment bank. She was also Co-Head of the Boston office of Donaldson, Lufkin & Jenrette (DLJ), before its acquisition by CSFB. Prior to joining DLJ, she was Head of the Media Group at Lehman Brothers.

Jill is also a Trustee of the Dana-Farber Cancer Institute and The James Beard Foundation and is an Overseer of the Museum of Fine Arts in Boston.

Jill holds an MBA from Harvard Business School and a BA in Economics from Simmons College.

Thomas Hale

Director since 2017 Independent Age: 51

•President, SurveyMonkey Inc.

With his leadership positions at multiple successful online companies, Tom brings comprehensive experience with web marketplaces, subscription businesses, and product and technology operations, as well as financial expertise and significant management, leadership and operational experience.

•Member, Audit Committee; Nominating and Corporate Governance Committee

•Recent Past Public Company Board Service: ReachLocal, Inc. (2014 – 2016), Intralinks Holdings, Inc. (2008 – 2017)

Tom is the President of SurveyMonkey, Inc. (Nasdaq: SVMK), the world’s largest online survey company. Before joining SurveyMonkey in July 2016, he served as the Chief Operating Officer from July 2010 to April 2015 of HomeAway, Inc., an internet marketplace for vacation rentals, where he managed the engineering, product, design and IT/operations teams and led the company through its initial public offering and subsequent acquisition by Expedia. During his tenure at HomeAway, he transformed the company from an advertising venue into a payments-enabled marketplace serving both the peer-to-peer consumer and the business-to-business property manager markets.

Prior to joining HomeAway, Tom served as the Chief Product Officer of Linden Lab, a privately held American internet company, where he redesigned the consumer experience of Second Life, the largest user-created 3D virtual world. Prior to that, Tom held several executive positions at Macromedia, where he built out the company’s developer and knowledge worker strategies. Following the acquisition of Macromedia by Adobe Systems Incorporated, Tom was responsible for the Acrobat family of products, including the revamped user experience for Acrobat and integration of the real-time collaboration tool Adobe Connect.

Tom previously served as a member of the board of directors of ReachLocal, Inc., a public business-to-business digital marketing services firm, before its sale to Gannett Company, Inc., and of Intralinks Holdings, Inc., a public global technology provider of enterprise content management solutions, before its sale to Synchronoss Technologies, Inc.

Tom holds a BA from Harvard University.

Michael Kelly

Director since 2018 Independent Age: 62

•Co-Founder, Kelly Newman Ventures, LLC

As an entrepreneur and media executive, Mike is an expert at delivering quality content to consumers across many different platforms. In addition to his past success in leading traditional and new media companies, he brings a deep knowledge of the digital space and connections with advertisers.

•Member, Audit Committee; Compensation Committee

•Other Public Company Board Service: Entertainment AI plc (2019 – Present)

•Recent Past Public Company Board Service: Bankrate (2012 - 2017); MediaMind (2010 – 2011)

Mike is the Co-Founder of Kelly Newman Ventures, LLC, an advisory and investment firm, and has served as its CEO since its formation in September 2016. He is currently serving as a director on the board of Entertainment AI plc, a UK-based media company. Previously, he served as the President and CEO of The Weather Channel Companies, a leading weather-focused media and technology company. He devised and led the digital transformation of The Weather Channel, launching its mobile and tablet applications that grew to over 75 million users during his tenure. The total consumer audience almost tripled and market value of the company rose by over $1 billion.

Prior to that, Mike served as the President of AOL Media Networks, a division of Time Warner, Inc. Mike and his team created one of the first data driven digital advertising platforms of scale, acquired and integrated 10 companies ($1.2 billion) and grew revenues from $600 million to $2.2 billion annually. Before AOL, he served as President of the Global Marketing group at Time Warner and prior to that he was the Founder and CEO of American Town Network, LLC. Mike was also on the launch team and became Publisher of Entertainment Weekly magazine, achieving 30% revenue CAGR for 10 straight years.

Mike has served as an advisor to numerous investment firms, consultants and companies, including Veronis Suhler Stevenson. Mike served on the board and was the compensation committee chair at publicly-traded Bankrate until its sale in 2017. He also served as the chairman of Unruly Media, a UK tech company that was acquired by NewsCorp in 2015.

He currently serves on the board of directors of Entertainment AI plc, a UK-based media company, Quantcast Corporation, an American technology company that specializes in audience measurement and real-time programmatic advertising, American Town Network, LLC, which operates AmericanTowns.com, a content platform for local businesses and communities, Dianomi, a UK-based financial services marketing company, and on the board of advisors of Celtra Inc., a mobile advertising company. Mike is also on the board of the American Advertising Federation and the board of councilors of the Carter Center in Atlanta and is a founding member of The Kelly Gang.

Mike holds a BA in Political Science from the University of Illinois at Urbana-Champaign.

Donald A. McGovern, Jr.

Director since 2017 Independent Age: 69

•Retired Vice Chairman, Global Assurance, PricewaterhouseCoopers LLP (PwC)

Through decades of leadership at PwC and board experience, Don brings wide-ranging operational, financial, accounting, audit, restructuring, divestiture and mergers and acquisitions experience.

•Chairman, Audit Committee; Member, Compensation Committee

•Recent Past Public Company Board Service: CRH plc (2013 – 2019)

•Recent Past Private Company Board Service: Neuraltus Pharmaceuticals, Inc. (2014 – 2019); eAsic Corporation (2016 – 2018)

Don has deep operational, financial and accounting experience, having retired from PwC in June 2013 following a 39-year career with the firm. During his time at PwC, Don, besides directing the U.S. firm’s services for large public company clients, was managing partner of the NY Metro Assurance practice at the time of the merger of Pricewaterhouse and Coopers & Lybrand and subsequently, the managing partner of the San Jose Market (Silicon Valley). He had operational responsibility for NY Metro Assurance and for the integration, restructuring and transformation of the practice post-merger. Upon transferring to Silicon Valley in 2001, besides operational responsibility, he restructured the San Jose practice following the dot.com downturn. In addition, his recent board work with CRH included a significant restructuring of the company in 2014, involving a portfolio review of all component companies, a resulting $800 million impairment charge, a decision to sell $2.5 billion of companies and subsequent acquisition of companies for over $10 billion. In addition, in 2018 CRH embarked on a 300 basis point margin improvement, which was a significant transformational effort with substantial board oversight. In serving large public companies, such as Cisco Systems, Applied Materials and Schlumberger as the lead audit partner, Don gained extensive securities experience related to registration statements, periodic reporting, mergers and acquisitions, restructurings and divestitures and the adoption and implementation of complex accounting standards and other regulatory standards such as SOX 404 reporting. For smaller companies, he was the lead audit partner on over 20 Silicon Valley IPOs and concurring partner on at least 15 other IPOs.

Don finished his career with PwC having served on the PwC Global Leadership Team from 2008 to 2013 as Vice Chairman, Global Assurance, with overall responsibility for the Global Assurance practice (revenue of $14.7 billion for the fiscal year ended June 30, 2013). Besides positions mentioned previously, he held various other leadership roles at PwC, including lead director of the board of partners and principals of the U.S. firm and a member of PwC’s Global Board.

Don is also a member of the American Institute of Certified Public Accountants and is currently licensed in California, Illinois and New York.

Don holds an MBA from DePaul University and a BA in History and Political Science from Marquette University.

Greg Revelle

Director since 2017 Independent Age: 42

•Chief Marketing Officer, Kohl’s Corp.

With senior leadership experience in marketing at each of Kohl’s, Best Buy and AutoNation, Greg brings expertise in digital transformation, brand positioning, media, customer strategy and traffic generation, as well as sophisticated analytics capabilities and automotive marketing experience.

•Member, Audit Committee; Compensation Committee

•Recent Past Other Board Service: The Advertising Council (2016 – 2017)

Greg is the Senior Executive Vice President and Chief Marketing Officer of Kohl’s Corp., where he is responsible for Kohl’s marketing organization, including the overall marketing strategy, brand and creative, media and personalization, loyalty efforts, customer insights and analytics, corporate communications and philanthropic efforts. Greg leads the company’s focus on driving customer engagement through data-driven personalization, leadership in loyalty, accelerating customer traffic and continuing to build the Kohl’s brand.

Prior to joining Kohl’s in 2017, Greg was the Chief Marketing Officer of Best Buy Company, Inc. starting in 2014, where he played an important role as member of the turn-around executive team. He led the company’s digital transformation along with redefining Best Buy’s brand positioning and customer strategy, developing sophisticated analytics capabilities, driving significant growth in the company’s loyalty program and enhancing operational efficiency. Prior to Best Buy, Greg served as the Chief Marketing Officer of AutoNation, Inc., where he rebranded the company to consolidate 15 regional brands into one unified national brand, and developed and launched new web and mobile app e-Commerce platforms. He also served as the Vice President of Worldwide Online Marketing at Expedia Inc. and as an investment banker at Credit Suisse.

Greg holds an MBA from Harvard Business School and a BA in Finance and Economics from Princeton University.

Bala Subramanian

Director since 2018 Independent Age: 48

•Chief Digital Officer, AT&T

From his experience at AT&T, Best Buy and T-Mobile, Bala brings digital, technology and strategy expertise across business development, corporate digital transformation, best-in-class customer experiences, technology team management and investment oversight.

•Member, Audit Committee; Compensation Committee

Bala is an experienced technology and digital executive with over 16 years of leadership and management experience in digital transformations and building out best-in-class consumer experiences in competitive environments. He is a highly respected executive with a proven track record of building high-powered organizations capable of delivering complex, reliable and highly-scalable solutions. Bala has been serving as the Chief Digital Officer of AT&T since April 2018, where he leads efforts to transform the digital experience of customers and employees across all touchpoints – stores, call centers, online and in-home. In addition, Bala is responsible for the company initiatives to offer multichannel experiences to customers.

From 2017 to 2018, Bala served as the Chief Digital Officer of Best Buy Company, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, where he is responsible for Best Buy's Digital Organization, including technology strategy, various growth initiatives and the product teams that support the company’s $6 billion e-Commerce business. Prior to that, Bala served as the Chief Technology Officer of Best Buy from 2012 to 2017.

From 2008 to 2012, Bala served as Vice President, Technology Strategy and Enterprise Architecture of T-Mobile USA, Inc., one of the largest providers of wireless voice and data communications services in the United States. He held various leadership and technology strategist roles at T-Mobile from 2000 to 2008, including Senior Director, Systems Engineering & Strategy. During his time at T-Mobile, Bala was responsible for all aspects of architecture and technology strategy for the company.

Prior to 2000, Bala held various positions at Omnipoint Communications Services, Inc., Ericsson, Inc. and DSC Communications, Inc.

Bala holds an MBA from The Fuqua School of Business at Duke University, an MS from the University of Oklahoma and a Bachelor of Engineering from University of Madras.

T. Alex Vetter

Director since 2017 President and CEO Age: 49

•President and CEO, Cars.com Inc.

•Recent Past Private Company Board Service: RepairPal, Inc. (2014 – 2018), Media Management Technologies, Inc. (2005 – 2015)

Alex co-founded Cars.com and has served as President and CEO since November 2014. Since becoming CEO, Alex has taken Cars.com public and transformed the Company’s business model from an online listings and content provider to a full marketplace solutions platform, uniting media, digital solutions and data to drive efficiencies for the auto industry. Alex has also diversified the Company’s revenue streams with the strategic acquisitions of Dealer Inspire and DealerRater and the productization of Cars.com’s more than 20 years of data, accelerating the Company’s digital solutions and data strategies.

Alex is passionate about empowering users and leveraging technology to enable businesses to keep local at the center of digital community and commerce. Prior to his role as chief executive officer, he developed the go-to-market systems to expand Cars.com nationally and served as senior vice president and chief operating officer, bringing an intimate knowledge of the Company’s business as well as close working relationships with all major Cars.com customers, partners and senior executives.

Prior to serving as CEO, Alex served in a number of senior management roles for Cars.com, spanning product development, customer service, training, operations and sales. From 2006 until 2014, Alex served as Cars.com’s Senior Vice President and Chief Operating Officer, bringing an intimate knowledge of the Company’s business as well as close working relationships with all major Cars.com customers, partners and senior executives. In his roles as Senior Vice President and Chief Operating Officer, Alex envisioned and executed on a strategy to grow Cars.com’s revenue from $200 million to over half a billion in sales across seven distinct sales channels, and successfully scaled the business across diverse client bases ranging from local operators to Fortune 100 companies.

Prior to Cars.com, Alex served as Manager of Business Development of Classified Ventures from 1997 to 1998, and as Business Development Manager of Tribune Interactive/Tribune Media Services from 1996 to 1997.

Alex holds a B.A. in History and Psychology from Providence College.

Bryan Wiener

Director since 2018 Independent Age: 49

•Former CEO, Comscore

As a 25-year advertising industry veteran, Bryan specializes in successfully transforming and growing companies in highly-disruptive environments.

•Member, Compensation Committee; Nominating and Corporate Governance Committee

•Recent Past Public Company Board Service: Comscore (2017 – 2019)

Bryan is an entrepreneur and business-builder who has spent the past 25 years driving growth amid chaotic markets undergoing rapid technological transformation.  He is the former CEO and director at Comscore, Inc., a global leader in cross-platform audience and advertising measurement.

Prior to Comscore, Bryan was Chairman and before that CEO of award-winning advertising agency 360i. In 2004, he co-founded and was co-CEO of Innovation Interactive, the parent company of both 360i and SaaS provider Ignition One, which he grew and then sold to Dentsu, Inc., a global advertising holding company, in 2010, and continued to lead within Dentsu until his departure in 2018. During his tenure, he pioneered a new kind of agency designed to help brands capitalize on change, leveraging deep expertise in data, technology and innovation. Bryan scaled the company from fewer than 40 to more than 1,000 employees worldwide and partnered with some of the largest and most iconic brands in the world.

From 2014 to 2015, Bryan concurrently served as chairman of Expion, a social content marketing software company, that was successfully acquired by Sysomos. He also previously held a series of senior management positions at public companies, including serving as president of Net2Phone Global Services, LLC, a subsidiary of Net2Phone, Inc., the early VoIP software company, where he led a two-year, $75 million EBITDA turnaround. Prior to Net2Phone, Bryan served as general manager at theGlobe.com, one of the first-ever social media companies.

Bryan currently serves on the advisory board of the S.I. Newhouse School of Public Communications at Syracuse University.

Bryan holds an MBA from the Stern School of Business at New York University and a BA from Syracuse University.

Stockholder Approval Required

In order to be elected as a director, each director nominee must receive the affirmative vote of a majority of the votes cast for the election of directors. If a director nominee does not receive this majority vote, he or she is not elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH AND ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

If you have any questions or require any assistance with voting your shares, please contact our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606 or by calling our Corporate Secretary at (312) 601-5000.

Board Governance

Director Independence

Our Board’s categorical standards of director independence are consistent with NYSE listing standards and are available in the Company’s Corporate Governance Guidelines on our website at investor.cars.com under “Governance – Governance Documents.” Our Board has determined that all nine non-executive directors (Scott, Jerri, Jill, Tom, Mike, Don, Greg, Bala and Bryan) meet these standards and are independent directors for purposes of the NYSE listing standards. Our Board does not consider Alex, our Chief Executive Officer, to be independent. All current members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent.

Meeting Attendance

We expect directors to attend all meetings of the Board and the committees on which they serve. The Board held 13 meetings in 2019. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal year 2019. Three directors attended the 2019 annual meeting of stockholders.

Board Leadership Structure

The roles of Chairman of the Board and CEO are separate. We believe this structure: (i) promotes balance between the Board’s independent authority to oversee our business, on the one hand, and the CEO and our management team who manage the business on a day-to-day basis, on the other hand; and (ii) allows the CEO to focus his time and energy on operating and managing the Company and to leverage the experiences and perspectives of the Chairman of the Board.

The duties of the Chairman include:

•	ensuring that the Board is effective in discharging its responsibility for setting and implementing the Company’s direction and overall strategy;
•	presiding over all meetings of the Board and all executive sessions of non-management directors;
•

serving as liaison on board-wide business matters between the CEO and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the CEO and other members of senior management at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the CEO, reviewing and approving agendas and materials for meetings of the Board;

•	reviewing and approving meeting schedules to assure there is sufficient time for discussion of all agenda items;
•	calling meetings of the non-management directors, if desired; and
•	being available when appropriate for consultation and direct communication if requested by stockholders.

Our Corporate Governance Guidelines provide that the independent directors meet in regularly scheduled executive sessions without management, which our directors have regularly done.

Director Nomination Process

Our Board believes that an appropriate balance of skills and experience is important for an effective board of directors. The Nominating and Corporate Governance Committee is responsible for establishing director qualification criteria and identifying the key competencies, skills and desired areas of expertise for the Board as a whole. When evaluating potential directors for nomination to the Board, the Nominating and Corporate Governance Committee considers: (i) whether the candidate has demonstrated, by significant accomplishment in his or her field, an ability to contribute meaningfully to the Board’s oversight of the business and affairs of the Company; (ii) the candidate’s reputation for honesty and ethical conduct in his or her personal and professional activities; (iii) the candidate’s specific experience and skills, industry background and knowledge relevant to the strategic needs of the Company; and (iv) other factors it deems relevant. The Nominating and Corporate Governance Committee also believes that diversity, background, and experience are relevant to the strategic requirements of a successful business and seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s discussions and decision-making process.

The Nominating and Corporate Governance Committee will consider candidates for our Board recommended by our stockholders for election at the Annual Meeting. Nominations of candidates for our Board by our stockholders for consideration at the Annual Meeting are subject to the deadlines and other requirements described under “Miscellaneous - Stockholder Proposals.”

Alex Vetter has been with our Company since the launch of Cars.com in 1998. Jill Greenthal, who joined our Board in connection with our separation from our former parent, TEGNA, had served on the board of TEGNA prior to the separation. Michael Kelly and Bryan Wiener were appointed to the Board pursuant to a settlement agreement that we entered into with a stockholder in March 2018. The other members of our Board were identified by a nationally recognized search firm retained to assist in seeking qualified director candidates to join our Board prior to becoming a public company and retained again after becoming a public company for the recruitment of an additional director and to evaluate the directors proposed by the stockholder. The search firm was provided a range of capabilities and experience that are most relevant to our business, business strategy and the Board. The search firm was charged with identifying prospective candidates offering such relevant skills and experiences. The range included: prior public company board experience; extensive experience in the automotive marketplace field and online marketplaces; broad consumer and business-to-business marketing experience; product and technology experience; financial expertise; and experience relevant to the Company’s advertising business and its strategic efforts in digital marketing, social media and mobile content. The search firm also evaluated personal characteristics, such as a demonstrable passion for the Company’s business, diversity reflective of the communities the Company serves, and capacity to be an active board member. Prospective candidates identified by the search firm were subject to extensive interviews.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charter of each standing committee is available, free of charge, on our Investor Relations website at investor.cars.com under “Governance – Governance Documents.”

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Scott Forbes		Chair	X
Jerri DeVard		X	X
Jill Greenthal			Chair
Tom Hale	X		X
Mike Kelly	X	X
Don McGovern	Chair	X
Greg Revelle	X	X
Bala Subramanian	X	X
Alex Vetter
Bryan Wiener		X	X

Audit Committee

The Audit Committee assists our Board in its oversight of the integrity of our financial statements and the qualifications, independence and performance of our independent auditor. The Audit Committee has discretion to appoint annually our independent auditor, to evaluate its independence and performance and to set clear hiring policies for the independent auditor’s employees or former employees.

The Audit Committee’s responsibilities include the following:

•	the accounting and financial reporting processes of the Company;
•	the integrity of the financial statements of the Company;
•	the independent auditor’s qualifications, performance, compensation and independence;
•	the design, implementation and performance of the Company’s internal audit function;
•	the compliance by the Company with legal and regulatory requirements;
•	reviewing and approving or ratifying related person transactions between us or our subsidiaries and related persons; and
•	Company policies with respect to risk assessment and management, including financial, data privacy and security (including cybersecurity), business continuity, and operational risks.

The current members of the Audit Committee are Don (Chair), Tom, Mike, Greg and Bala, each of whom our Board has determined to be “independent” under the NYSE corporate governance rules and Rule 10A-3(b)(1)(iv)(A) under the Securities Exchange Act. Our Board has determined that each member of the Audit Committee meets the NYSE’s financial literacy requirements and that Don qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met seven times in 2019.

Compensation Committee

The Compensation Committee discharges our Board’s responsibilities relating to compensation of the Company’s directors, executives, and senior officers and has overall responsibility for oversight of the Company’s compensation plans, policies, and programs. The Compensation Committee’s duties and responsibilities include reviewing and approving on an annual basis corporate goals and objectives relevant to compensation of the CEO and other members of the executive team as well as approving all grants of equity-related compensation. The Compensation Committee, together with the Nominating and Corporate Governance Committee, reviews the Company’s Organization and Succession Plan at least annually.

The current members of the Compensation Committee are Scott (Chair), Jerri, Mike, Don, Greg, Bala, and Bryan. Our Board has determined that each member of the Compensation Committee meets the independence requirements of the SEC as well as those of the NYSE. The Compensation Committee met six times in 2019.

The Compensation Committee has primary responsibility for administering our Omnibus Incentive Compensation Plan and in that role is responsible for approving equity grants to employees. The Compensation Committee has delegated to the Chair of the Compensation Committee (and any other member of the Compensation Committee designated in writing by the Chair of the Compensation Committee, acting together) the authority for approving equity grants to employees with a grant date value of $50,000 or less (inclusive of any other grants to the same individual in a calendar year). This provides flexibility for equity grants to be made to employees below the senior leadership level who are less familiar to the Compensation Committee.

The Compensation Committee also oversees the organization plan and senior officer succession planning in consultation with the Nominating and Corporate Governance Committee.

Under its charter, the Compensation Committee may, in its sole discretion, retain or obtain advice of a compensation consultant, independent legal counsel, or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, counsel or adviser, and the Company shall provide appropriate funding for payment of reasonable compensation to any such consultant, counsel or adviser, as determined by the Compensation Committee. In selecting a consultant, counsel, or adviser, the Compensation Committee evaluates its independence.

During 2019, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its consultant to advise it on executive compensation matters for which Meridian received customary fees. Meridian’s work included providing guidance regarding the treatment of equity compensation awards and related matters. After considering factors used by the Compensation Committee to evaluate independence, the Compensation Committee determined that Meridian is an independent compensation consultant in accordance with applicable SEC and NYSE rules.

Meridian participates in Compensation Committee meetings as requested by the Chair of the Compensation Committee and communicates directly with the Chair of the Compensation Committee outside of meetings. Meridian has provided the following services to the Compensation Committee:

•

participated in Compensation Committee executive sessions without management present to assist in analyzing executive compensation practices and trends, the appropriate relationship between pay and performance, and other relevant compensation-related matters;

•	advised regarding market trends and best practices in connection with the adoption of and updates to the Company’s Change-in-Control Severance Plan and Executive Severance Plan;
•	consulted with management and the Compensation Committee regarding market data used as a reference for pay decisions;
•	participated in the design of the Company’s 2019 equity award programs and short-term incentive plan and recommended policy and plan changes commencing in 2020; and
•	advised regarding the Company’s director compensation program.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities relating to our corporate governance matters, including:

•	assisting the Board by identifying individuals qualified to become directors consistent with criteria approved by the Board;
•	advising, educating and making recommendations to the Board on corporate governance matters;
•

reviewing Company policies, practices and positions to further its corporate citizenship and sustainability, including issues related to the environment, climate change, human rights, labor rights, and diversity and inclusion, considering the impact on internal and external stakeholders;

•	recommending Board committee appointments and chairs;
•	overseeing executive management succession planning in consultation with the Compensation Committee; and
•	leading the Board in its annual review of the performance of management and of the Board itself and its committees.

The Nominating and Corporate Governance Committee, together with the Compensation Committee reviews the Company’s Organization and Succession Plan at least annually.

The current members of the Nominating and Corporate Governance Committee are Jill (Chair), Scott, Jerri, Tom and Bryan, all of whom have been determined by the Board to be “independent” under the NYSE corporate governance rules. The Nominating and Corporate Governance Committee met four times in 2019.

Corporate Governance

The Board’s Role in Risk Oversight

Our business faces various risks, including strategic, financial, legal, operational, and accounting risks. Identifying, managing and mitigating our exposure to these risks and effectively overseeing this process is critical to our operational decision-making and annual planning processes. While management is responsible for the day-to-day management and mitigation of risk, our Board has the ultimate responsibility for risk oversight. Management reviews and discusses risks with the Board as part of the business and operating review conducted at each of the regular meetings of the Board.

While the Board has primary responsibility for overseeing the Company’s risk management, each committee of the Board also considers risk within its area of responsibility. Each committee regularly reports back to the Board on its risk oversight activities and invites the Board to committee meetings for the discussion of risks that the Chairman believes will benefit non-committee member directors. The Audit Committee has primary oversight of our risk assessment and financial risk management, including financial reporting, internal control and compliance risks and also oversees risks arising from related-party transactions, data privacy and security (including cybersecurity), business continuity and operations. At least quarterly, the Audit Committee meets separately with our internal auditor and representatives from our independent auditor. In addition, management regularly reports to the Audit Committee on litigation and regulatory developments, our compliance with the Sarbanes-Oxley Act of 2002, as amended, and other corporate compliance policies. The Compensation Committee reviews risks arising from our executive compensation programs. The Nominating and Corporate Governance Committee oversees risks related to our governance structure, succession planning and our policies, practices and positions to further our corporate citizenship and sustainability (including but not limited to issues related to the environment, climate change, human rights, labor rights, and diversity and inclusion). See “Transactions with Related Persons” for further discussion of the Audit Committee’s role in the review and approval of related-party transactions.

Compensation and Risk

The Company has undertaken a risk review of the Company’s employee compensation plans and arrangements in which our employees (including our executive officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:

•	a commission-based incentive program for sales employees that results in payout based only on measurable financial or business critical metrics;
•

annual bonuses with a portion for executive employees that are funded based on Company performance and are paid based on a combination of quantitative and/or qualitative factors and individual performance;

•	ownership of a large percentage of our shares and equity-based awards, including performance stock units, by senior management; and
•

our practice of awarding long-term equity grants to our executives upon hire and annually in order to directly tie the executive’s expectation of compensation to their contributions to the long-term value of the Company.

Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive programs, are not reasonably likely to have a material adverse effect on the Company.

Communications with All Interested Parties

If a stockholder or any interested party has any concern, question or complaint regarding any accounting, auditing, or internal controls matter, any issues arising under our Code of Conduct or any other matter that he or she wishes to communicate with the Board, the non-management directors as a group, or any individual director, the stockholder or interested party may write to any of these groups or individuals at c/o Cars.com Inc., Attention: Chairman of the Board, 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. The Chairman of our Board will relay the communication to the full Board, director group, or individual director as appropriate. From time to time, the Board may change the process for stockholder communication with the Board or its members. Refer to our website at investor.cars.com under “Governance” for any changes in this process.

Whistleblower Hotline

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Conduct or other matters. Any employee, stockholder, or other interested party may call the hotline and submit a report. The hotline is operational 24 hours a day, seven days a week. Information on our hotline is available in our Ethics Reporting Guidelines, which are available on our website at investor.cars.com under “Governance.”

Availability of Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Conduct, Ethics Reporting Guidelines, and other corporate policies may be viewed on our website at investor.cars.com under “Governance.” In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the Company’s headquarters.

Compensation Committee Interlocks and Insider Participation

Scott, Jerri, Mike, Don, Greg, Bala and Bryan are the members of the Compensation Committee. No Compensation Committee member has ever been an officer or employee of the Company. No executive officer of the Company currently serves, or during the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Director Share Ownership and Retention Policy

Our non-employee directors are subject to minimum share ownership and share retention requirements. Under these requirements, our non-employee directors are expected to hold shares of our common stock with a value of three times the annual cash retainer (the current requirement is $225,000). Our non-employee directors are expected to hold at least 50% of the shares received from the Company as compensation until the stock ownership requirements are met.

Corporate Responsibility and Environmental Sustainability

Corporate responsibility at the Company is driven by our desire to build a culture and business that cares about our people, our customers, our community and our planet. Upholding the highest standards of integrity, inclusion and responsible business operating practices is one of our highest priorities.

To meet the expectations of our stakeholders and to earn and maintain their trust, we continue to update our sustainability and social responsibility policies and processes. We manage our business with environmental, social and governance (“ESG”) criteria as important operational considerations, including the following:

•	Diversity, inclusion and equitable pay in the workforce;
•	Talent development and retention policies;
•	Workforce/labor policies including whistle blower policy, anti-harassment statement
•	Data security and privacy;
•	Sustainability practices that reduce overall energy consumption and GHG emissions
•	Our community; and
•	Responsible corporate governance mechanisms that protect shareholder rights and increase board transparency and accountability.

Please visit our Corporate Responsibility page at investor.cars.com/ESG for more information.

Compensation of Non-Employee Directors

Under the Cars.com Outside Director Compensation Program, each of our non-employee directors receives the following for the applicable director compensation year:

•	an annual cash retainer of $75,000, payable quarterly;
•

an annual equity award in the form of restricted stock units (“RSUs”) with a grant date value equal to $150,000, which award will vest on the terms described in the table below and be eligible for dividend equivalents which would be deemed to be reinvested in shares of our common stock; and

•

an additional annual cash retainer fee of $20,000 to committee chairs and an additional annual equity award in the form of RSUs with a grant date value equal to $75,000 to the independent Chairman of the Board, which award will vest on the terms described below and be eligible for dividend equivalents.

For the 2018 and 2019 equity awards, non-employee directors were afforded the option to defer receipt of their awards after their vesting date.

2019 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their service on the Board during the fiscal year ending on December 31, 2019. Alex, our President and CEO, did not receive additional compensation for his service on the Board. Alex’s compensation is described in the “2019 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Scott Forbes(3)	95,000	225,012	320,012
Jerri DeVard(3)	75,000	150,016	225,016
Jill Greenthal	95,000	150,016	245,016
Thomas Hale	75,000	150,016	225,016
Mike Kelly(3)	75,000	150,016	225,016
Don McGovern	95,000	150,016	245,016
Greg Revelle(4)	75,000	150,016	225,016
Bala Subramanian(3)	75,000	150,016	225,016
Bryan Wiener(3)	75,000	150,016	225,016

(1)	Includes annual cash retainer of $75,000 and an additional annual cash retainer of $20,000 for service as a committee chair, if applicable, paid quarterly.
(2)

On May 17, 2019, an annual equity award in the form of 6,597 RSUs was granted to each non-employee director based on a grant date value equal to $150,000. Scott received an additional annual equity award of 3,298 RSUs based on a grant date value equal to $75,000 for serving as the independent chair. Each of these RSUs vests on a prorated basis up to the one-year grant date anniversary or the day before the next annual meeting following the grant date.

(3)	Each of Scott, Jerri, Mike, Bala and Bryan has elected to defer delivery of the underlying shares of stock once his RSUs vest until separation from service on the Board.
(4)	Greg has elected to defer delivery of the underlying shares of stock once the RSUs vest until the earlier of the third anniversary of the grant date or separation from service on the Board.

Deferred Compensation Plan

In connection with the separation from our former parent, TEGNA Inc., we adopted the Cars.com Deferred Compensation Plan (the “DCP”), and we, under the DCP, assumed liabilities of TEGNA under its deferred compensation plan relating to Jill, who became a director of Cars.com Inc. Under the DCP, Jill had elected to defer all or a portion of her compensation from TEGNA (including cash compensation and equity awards). The amounts Jill deferred were deemed invested in the investment options specified under the plan as designated by her but deferrals of RSUs payable in our common stock were deemed to be invested in our common stock and paid in shares of our common stock. Amounts that she elected to defer into the DCP were generally to be paid at the time and in the form she elected. TEGNA paid the deferred compensation obligations due in 2018 in full and the shares underlying the 1,824 RSUs that the Company otherwise would have paid to Jill in 2018 were issued to Jill in 2019.

Our Executive Officers

Alex, our CEO, helped build Cars.com from launch, serving the Company for over 20 years. Other members of the team include Jandy Tomy, our interim Chief Financial Officer, Doug Miller, our Chief Revenue Officer and Jim Rogers, our Chief Legal Officer. Additional members of our executive team have experience in digital product development, online brand strategy, growth marketing and redesigning customer experience at leading online companies including Twitter, Ticketmaster, and Avant. Our executive team has the right skills to help us connect car buyers and car sellers more intelligently and efficiently, and to position Cars.com Inc. as the leading digital solutions provider for auto dealers, automobile manufacturers, buyers and sellers.

Information on Alex, who is also a member of our Board, can be found above under “Proposal 1: Election of Directors – Meet the Director Nominees – T. Alex Vetter.” Information on Jandy, Doug and Jim can be found below.

Jeanette Tomy Interim Chief Financial Officer Age: 47

Jandy has served as the interim Chief Financial Officer since January 2020. She leads accounting, finance and analytics, tax, treasury and investor relations. Prior to her role as interim Chief Financial Officer, Jandy served as Vice President of Treasury and Investor Relations since March 2017, where she was involved in the company’s accounting, budgeting and financial functions, and responsible for building and maintaining relationships with institutional shareholders, sell-side analysts and bankers. In her time at the Company, Jandy led the efforts around the credit agreement that financed the Company’s spinoff from TEGNA, as well as the amendment to the credit agreement allowing more flexibility to respond to marketplace changes.

From 2007 to 2017, Jandy was the Vice President of Finance at FTD, at the time an international company with one of the largest floral networks in the world. During her tenure beginning in 2000, she worked on the company’s IPO, a $100 million secondary stock offering and domestic and international public and private acquisitions, including the $800 million sale of FTD to United Online, $430 million acquisition of Provide Commerce, and $125 million purchase of UK-based Interflora Holding Limited.

Jandy holds a Bachelor of Science in Accountancy from the University of Illinois at Urbana-Champaign and is a CPA.

James F. Rogers

Chief Legal Officer Age: 67

Jim has served as Chief Legal Officer since October 2016. He is responsible for the legal aspects of the Company’s securities and corporate governance, and as such leads the Company’s compliance and ethics, cybersecurity and privacy functions. He also manages the legal aspects of the Company’s M&A, commercial and contract, intellectual property, executive compensation, and labor and employment activities. Jim has helped Cars.com achieve a number of important milestones, including spinning off as an independent, publicly traded company as well as acquiring Dealer Inspire and establishing a $900 million credit facility.

Prior to joining Cars.com, Jim served as the Senior Vice President and General Counsel for Orbitz Worldwide, Inc., a global online travel company. Jim was also the Senior Vice President and General Counsel for TLC Vision Corporation, a private equity-backed vision care company. Before joining TLC Vision Corporation, he was a partner with Latham & Watkins LLP. Early in his career Jim clerked for the Hon. Ruth Bader Ginsburg and for the Hon. Charles Clark.

Jim holds a J.D. from Columbia Law School, an MPA in Public Affairs from Princeton University and a B.A. in Economics from Yale University.

Doug Miller

Chief Revenue Officer Age: 49

Doug has served as Chief Revenue Officer since July 2018. He oversees the Company’s sales channels and revenue operations, building on customer relationships with local automotive dealers as well as major dealer groups, national brands and OEMs. Doug is leading the transformation of the go-to-market organization to help expand the Company from a listings model to a business where media, digital solutions and data all work together to support customers’ goals and growth of the business.

Prior to joining Cars.com, Doug served as Chief Revenue Officer at online consumer marketplace LivingSocial, where he helped grow the company from a small start-up to a global enterprise with nearly $2 billion in sales. Previously, Doug held executive positions at Expedia, Ticketmaster and Citysearch.

Doug holds a B.A. in Sociology from Hamilton College in Clinton, NY.

Compensation Discussion and Analysis

The Compensation Committee is committed to the close alignment of our executive pay programs with Company and individual performance and our stockholders’ interests, while ensuring we can attract and retain key talent in the organization. In this section, we describe the material components of our executive compensation program for the following individuals, who were “Named Executive Officers” (or “NEOs”) of Cars.com Inc. during the fiscal year ended December 31, 2019:

Name	Position with Cars.com Inc.
Alex Vetter	Chief Executive Officer
Becky Sheehan(1)	Chief Financial Officer
Jim Rogers	Chief Legal Officer
Doug Miller	Chief Revenue Officer

(1)Becky resigned the position of Chief Financial Officer, effective January 10, 2020.

The Compensation Discussion and Analysis is organized into four sections:

•	Our Compensation Philosophy
•	Role of the Compensation Committee, Management, Compensation Consultants and Peer Groups
•	Elements of Our Executive Compensation Practices
•	Executive Compensation Policies and Arrangements

Our Compensation Philosophy

Our executive compensation program is designed to attract, motivate, retain and fairly reward highly skilled executives who bring the business acumen necessary to achieve our long-term business objectives. We pay for performance and design executive compensation programs that reward short- and long-term performance and align the financial interests of executive officers with those of our stockholders. To that end, the compensation packages provided to our executives include both cash and equity-based components. We evaluate performance and compensation levels to ensure that:

•	We maintain our ability to attract and retain outstanding employees in executive positions
•	Executive compensation remains competitive with the compensation paid to similarly situated executives at comparable companies
•	Compensation programs are applied in an internally consistent manner

What We Do in Our Compensation Programs

•	Establish, communicate and monitor measurable goals and objectives
•	Review total compensation when making executive compensation decisions
•	Establish maximum award levels for short- and long-term incentive plans
•	Obtain advice of an independent compensation consultant
•	Assess our programs against peer companies and best practices
•	Require executives to pre-clear all stock transactions
•	Avoid incentives that encourage excessive risk
•	Annually assess risk associated with our compensation program

•	Require adherence to our executive stock ownership and holding guidelines
•	Subject incentive compensation of executives to our clawback policy
•	Engage with stockholders regarding perspectives on executive compensation

What We Do Not Do in Our Compensation Programs

•	No tax gross-ups on change in control
•	No single-trigger change in control payments
•	No dividends or dividend equivalents on unearned or unvested share units
•	No hedging transactions or short sales involving Company stock
•	No pledging of Company stock as collateral or depositing or holding Company stock in a margin account
•	No executive perquisite programs

Role of the Compensation Committee, Management, Compensation Consultants and Peer Groups

Role of the Compensation Committee

Our Compensation Committee is responsible for establishing the compensation of our NEOs and other senior officers.

The Compensation Committee oversees (i) administration of Cars.com’s executive compensation plan, policies and programs, including corporate goals and objectives relating to compensation, short-term bonus (incentive) plans and long-term equity compensation plans, (ii) approval of grants of equity awards, and (iii) senior officer organization and succession planning.

The Compensation Committee is appointed by the Board. For the purposes of this Compensation Discussion and Analysis, we refer to the Compensation Committee as the “Committee.”

Role of Executive Officers

Management participates in the review and refinement of our executive compensation program. The CEO meets with the Committee to discuss compensation packages for the executive team and to review the performance of Cars.com and each executive, other than himself, and makes recommendations with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards. After considering these recommendations and other considerations discussed below, the Committee determines the annual compensation package for each executive.

Role of Compensation Consultants

In 2019 the Committee retained Meridian, an independent compensation consulting firm, to assist in the review of our compensation plans, the outcomes of our compensation practices and insights into peer group pay practices for positions held by the NEOs.

We also use non-customized surveys or other data from compensation consulting firms. A more detailed description of the compensation peer group review and use of survey and other data provided by compensation consultants is included below in the section titled “Role of Peer Groups, Surveys and Benchmarking.”

Stockholder Engagement

Our relationship with our stockholders and understanding their perspectives is an important part of the Company’s success and drives increased corporate accountability, improves decision making and creates long-term value. Our senior management team, including the President and Chief Executive Officer, the Chief Financial Officer, and the Vice President of Investor Relations, as well as our Chairman of the Board regularly engage in meaningful dialogue with our stockholders through in-person and teleconference meetings, earnings calls and other channels of communication. The Company engages in proactive outreach to stockholders to discuss and receive input, provide additional information, and address questions about our business strategy, executive compensation programs, corporate governance, ESG integration and other topics of interest to our stockholders. These engagement efforts allow us to better understand our stockholders’ priorities and perspectives and provide us with useful input concerning these topics.

Role of Peer Groups, Surveys and Benchmarking

We consider multiple sources of data to evaluate the fairness of potential rewards associated with our compensation structures and whether they meet our compensation objectives. We also consider how our compensation practices compare to market practices among relevant companies in terms of size, industry and geography. Among other factors considered are the following, when available, regarding compensation for executives:

•	Data from base salary, incentive and equity compensation surveys that include companies of a similar size, based on market capitalization and revenues;
•

Compensation data for comparable executive officer positions from recent proxy statements and other SEC filings of relevant companies, including direct industry competitors and non-industry companies with which we commonly compete for talent (including both regional and national competitors).

The Committee may consider competitive market compensation of peer group companies but does not attempt to maintain a certain target percentile within the peer group or otherwise rely solely on such data. The Committee strives to incorporate flexibility into the compensation programs and processes to respond to and adjust for its evolving business and the value delivered by the executive officers.

2019 Peer Groups

For 2019, with the assistance of Meridian, the Committee utilized a compensation peer group in order to assess alignment and competitiveness of our NEO’s compensation with industry peers regarding pay levels, performance criteria and pay structure and design. The 2019 peer group includes 15 companies. All of the companies listed for 2019 were utilized in 2018 and 2017.  No new competitors were added and, as a result of mergers or acquisitions, the following were removed: WebMD Health Corp, Web.Com Group, Inc., Pandora Media, Inc., Bankrate, Inc., and Angie’s List, Inc.  In connection with the Compensation Committee’s approval of executive officer base salary, incentives and equity compensation discussed below in the sections titled “Elements of Our Executive Compensation Practices,” data regarding compensation practices for comparable executive officer positions at the following peer companies were considered:

Executive Officer Peer Group
Carvana Inc.	LogMeIn, Inc..
Cornerstone OnDemand, Inc.	Match Group, Inc.
CoStar Group, Inc.	Shutterstock, Inc.
Endurance International Group Holdings, Inc.	TripAdvisor, Inc.
Gogo Inc.	TrueCar, Inc.
Groupon, Inc.	Yelp Inc.
Grubhub, Inc.	Zillow Group, Inc.
j2 Global, Inc.

Elements of Our Executive Compensation Practices

As described below, the key elements of our compensation package for NEOs are base salary, short-term (annual) cash incentive plan (“STIP”) awards, equity-based awards, and our benefits programs.

Pay Elements	Objective	Benefit to Stockholders
Base Salary	Provides NEOs with competitive level of fixed compensation Reflects individual performance and scope of responsibilities, as well as the competitive market for executive talent	Competitive salaries help us attract and retain talented executives
STIP	Rewards executives for achieving annual company and individual goals	Focused on meeting key short-term business objectives and performance metrics
Equity-Based Awards

Provides both short-term and long-term incentives for NEOs to focus on stockholder value creation

Aligns a portion of their award to financial performance of the Company and achievement of strategic goals

Award value is based on long-term growth of the Company’s stock price

Performance-based equity is focused on Company achievement of financial and strategic objectives

Assists in retention of key executives

Pay Mix, Awards, and Targets

Each executive officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation that is tied to achievement of the Company’s short- and long-term objectives.

Equity grants represent a significant portion of our executives’ total direct compensation (sum of base salary, STIP and equity-based awards). This helps to align our NEOs’ interests with those of our stockholders. We intend to continue our practice of awarding equity to our executives as it reaffirms our philosophy of paying for performance and aligning compensation directly to long-term value and growth of the Company.

The following shows the weight of each element of compensation relative to target direct compensation for our NEOs, in the aggregate:

In 2019, 79% of aggregate NEO target direct compensation was variable compensation. Of that amount, 20% was in the form of the STIP cash-based award and the remaining 80% was in the form of Long-Term Incentive Plan equity-based awards with multi-year vesting periods. This allocation is intended to encourage our NEOs to focus on both the short-term (annual) and long-term growth of the Company.

Base Salary

We offer base salaries that provide fixed compensation to executives for performance of day-to-day services. Each NEO’s base salary is generally reviewed annually to determine whether an adjustment is warranted or required.

In determining base salaries for our NEOs, the Committee considers a number of factors, including:

•	The scope of responsibilities, prior experience and qualifications;
•	Past individual performance;
•	Base salary and total compensation relative to other executives in similar positions;
•	Competitive market conditions and market data; and
•	Recommendations of the CEO, other than with respect to his own compensation.

Salaries for our NEOs remained unchanged as the committee approved no salary increases for 2019.

Name	2018 Annual Base Salary ($)	2019 Annual Base Salary ($)
Alex Vetter	566,500	$566,500
Becky Sheehan	515,000	$515,000
Jim Rogers	360,500	$360,500
Doug Miller	400,000	$400,000

Short Term Incentive Plan (STIP) Awards

We offer our NEOs the opportunity to earn STIP awards based on achieved performance against Committee approved performance goals. The Committee, in its sole discretion with respect to the CEO and in collaboration with the CEO for all other NEOs, determines whether and to what extent STIP awards shall be paid to each NEO.

Overview of 2019 STIP Awards

In 2019 our NEOs participated in our STIP program. The Committee set each NEO’s 2019 target STIP award opportunity (expressed as a percentage of base salary) based on a number of factors, including the NEO’s scope of duties and responsibilities, internal pay equity considerations and competitive market conditions and data. The cash payout under this program was based on the following Committee-approved performance factors: (i) the Company Performance Factor (CPF), which related to achieved performance against two equally weighted performance metrics, Adjusted EBITDA and Revenue, and (ii) the Individual Performance Factor (IPF), which related to the Committee’s assessment and consideration of each NEO’s performance given operating and financial results and execution of our strategic goals during 2019.

Based on achieved performance against the two financial metrics, an NEO may earn between 0% and 200% of the NEO’s target STIP opportunity. The threshold payout for Adjusted EBITDA was set at 12.5% of the NEO’s target STIP opportunity and the threshold payout for Revenue was set at 25% of the NEO’s target STIP opportunity. As described below, the amount earned under the financial metrics is subject to adjustment based on an NEO’s IPF.

The Committee approved Adjusted EBITDA and annual Revenue as the financial metrics because each are key measures used by our management and Board to evaluate operating performance, generate future plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA is defined as net income (loss) before (i) interest expense (income), net; (ii) income tax expense (benefit), (iii) depreciation, (iv) amortization of intangible assets, (v) stock-based compensation expense, plus certain other items, such as transaction-related costs, costs associated with the stockholder activist campaign, restructuring and other exit costs; and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Determination of 2019 STIP Awards

The table below shows target, threshold and maximum goals for each financial metric, 2019 results achieved against these goals and the CPF payout calculation (expressed as a percentage of target STIP opportunity) for each financial metric resulting in an aggregate CPF payout of 25.1%.

Financial Metrics	Goal Weighting	Threshold $ (Payout %)	Target $	Maximum $	2019 Results $	Performance Payout %
		37.5%	100%	200%
Revenue ($ in millions)	50.0%	$606.6 (25%)	$674.0	$741.4	$606.7	25.1%
Adjusted EBITDA ($ in millions)	50.0%	$183.2 (12.5%)	$203.5	$223.9	$167.3	0%

Based on an NEO’s individual performance, the CEO recommends to the Committee (other than for himself) the NEO’s IPF, which may range between 0% to 150%. The Committee determines the CEO’s IPF. For 2019, the Committee determined an IPF of 150% for each NEO in recognition of his or her leadership and significant time spent concurrently on the strategic alternatives process, the extensive business transformation initiatives as well as ordinary course business operating activities.

Based on the CPF payout percentage of 25.1% and IPF percentage of 150%, the Compensation Committee approved the following determination of each NEO’s 2019 cash award under the STIP:

Name	2019 Annual STIP Target (%) of Base Salary	2019 Annual STIP Target ($)	2019 CPF %	2019 IPF %	2019 STIP Award ($)
Alex Vetter	110%	$623,150	25.1%	150%	$234,928
Becky Sheehan	100%	$515,000	25.1%	150%	$194,155
Jim Rogers	50%	$180,250	25.1%	150%	$67,954
Doug Miller	110%	$440,000	25.1%	150%	$165,880

Long-Term Incentive Plan (LTIP) – Equity Awards

The LTIP is designed to drive achievement of long-term operational and financial goals and increased stockholder value, as well as to encourage retention of key talent over a sustained time period. Target long-term incentive awards are based on a percentage of base salary or a fixed dollar amount. In 2019, the Committee set each NEO’s LTIP target value based on the NEO’s role and responsibilities, internal equity considerations, competitive market conditions and data and target direct compensation.

In the first quarter of 2019, the Committee approved grants of restricted stock units (RSUs) and performance stock units (PSUs) to each NEO. In 2019, Alex and Becky’s LTIP target value was comprised of two distinct grants; the first of which was allocated equally between RSUs and PSUs and the second of which was allocated entirely to PSUs. Jim’s and Doug’s LTIP target value was allocated equally between grants of RSUs and PSUs. The number of shares subject to each type of grant was determined by dividing the allocated value of each grant by Cars.com closing share price on the date of grant. We believe RSUs and PSUs each effectively link the interests of our NEOs to our long-term growth objectives.

2019 Restricted Stock Units – RSUs

The 2019 RSUs vest ratably over a three-year period. Generally, an NEO must be employed through each vesting date to avoid forfeiting any unvested RSUs. The number of RSUs that vest on each vesting date are settled in shares of common stock, less shares that may be withheld by the Company for payment of taxes. The following table shows the number of RSUs granted to our NEOs in 2019.

Name	Number of Securities Underlying RSUs Granted in 2019 (#)
Alex Vetter	62,448
Becky Sheehan	21,977
Jim Rogers	9,756
Doug Miller	17,070

2018-2019 Performance Stock Units - Payout

In 2018 we granted PSUs to be earned based on time and performance criteria against two equally weighted performance metrics measured over a two-year performance period ending on 12/31/19.  The minimum Revenue and Adjusted EBITDA performance thresholds established for this performance period were not met. Therefore, the total performance payout for this period is 0% and none of the PSUs granted to executives will vest.

2019 Performance Stock Units – PSUs

For the 2019 PSU grant, the number of PSUs earned will be based on meeting time and performance criteria achieved over a three-year performance period (2019 - 2021) against two equally weighted performance metrics: Revenue and Adjusted EBITDA, with a three-year vesting period. Based on achieved performance against these two performance metrics, an NEO may earn between 0% and 200% of the NEO’s target PSU grant. As in 2018, the Committee considered Revenue and Adjusted EBITDA as the appropriate performance metrics for the PSUs. The Committee set the threshold (earning 25% of target), target (earning 100% of target) and maximum (earning 200% of target) to provide incentive for ambitious results. The Committee considered Company internal projections, external expectations and the challenge of achieving past year performance criteria when setting targets. Furthermore, the Committee increased the allocation of PSUs to total long-term incentive (LTI) equity from 50% to 60%-70% of total LTI for Alex and Becky. The Committee also increased the minimum Revenue and Adjusted EBITDA targets for the incremental allocation of PSU grants above 50% to make achievement more challenging. The number of earned PSUs are settled in a like number of shares of common stock, less shares that may be withheld by the Company for payment of taxes, with 100% settling in March of the year following the completion of the performance period.

Name	Number of Securities Underlying PSUs Granted in 2019 (at target) (#)
Alex Vetter	93,672
Becky Sheehan	53,201
Jim Rogers	9,756
Doug Miller	17,070

Other Compensation

In addition to the primary elements of compensation (base salary, cash bonuses and equity awards) described above, the NEOs may participate in benefit programs generally available to our employees, including a 401(k) plan that provides for matching contributions up to a stated limit.

Executive Compensation Policies and Arrangements

Employment Arrangements

Generally, we do not enter into formal employment agreements with our executive officers. However, we do enter into offer letters, which include employment terms, as we have with Alex, Becky, Doug and Jim, as summarized below. To minimize the need for unique employment agreements and to establish compensation programs that are market competitive, we have also adopted a Change-in-Control Severance Plan and an Executive Severance Plan as described in the section “Named Executive Officer Compensation – Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Guidelines

The Company is committed to fostering a compensation structure that aligns each executive’s interests with those of its stockholders. As a key part of these alignment efforts, the Board adopted stock ownership guidelines that require each senior executive, including each NEO, to maintain a meaningful level of investment in our common stock. The levels of stock ownership are reviewed by the Nominating and Corporate Governance Committee to evidence compliance with the guidelines. Senior executives are expected to hold shares (at least 50% of the net shares received after shares are withheld by the Company in payment of withholding taxes) received under equity grants until the stock ownership requirements are met. The following table reflects the minimum stock ownership guideline for the senior officers, including the NEOs.

Executive	Minimum Guideline Multiple of Base Salary
President and CEO	5x
Chief Financial Officer	2x
Chief Legal Officer, Chief Revenue Officer and other direct reports to the President and CEO	1x

Hedging and Other Prohibited Transactions Policy

Our Insider Trading Policy prohibits employees (including executive officers), directors and their family members, from engaging in short sales, directly or indirectly, trading in puts or calls, options, warrants or similar instruments relating to Company securities or selling such securities “short” (i.e. selling stock that is not owned and borrowing the shares to make delivery), day-trading or hedging with respect to Company securities. These restrictions are also applicable to hedging transactions through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, trading on margin or in margin-related derivatives, or any financial instruments or derivatives or entering into any contracts, warrants or the like for the purpose of hedging price movements in Company securities. Additionally, directors and executive officers may not, directly or indirectly, pledge Company securities as collateral on any debt instrument.

Incentive Compensation Clawback Policy

In March 2019, in line with evolving best practices in corporate governance, the Committee adopted a clawback policy that applies to compensation granted to current and former executives after its adoption. The policy provides that in the event of either (i) a material accounting restatement resulting from material noncompliance with financial reporting requirements, or (ii) misconduct that involves a material violation of law or the Company’s policies resulting in significant harm to the Company, the Committee is authorized to recover any excess incentive compensation that was received by certain employees, including current and former executive officers, taking into account such factors as the Committee deems appropriate.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million per person limit on the amount that public companies may deduct for compensation paid to certain executive officers.  Previously, this limitation did not apply to compensation that met the requirements under Section 162(m) for qualified performance-based compensation. This exemption from Section 162(m)’s deduction limit for certain performance-based compensation has generally been repealed and the group of covered executive officers has been expanded to include the chief financial officer and certain former executive officers. Therefore, compensation (including performance-based compensation) paid to an executive officer in excess of $1 million in a calendar year generally will not be deductible unless it qualifies for transition relief. Although the Committee considers tax and accounting consequences in making its determination, the Committee designs and administers compensation programs that it believes are in the best interests of us and our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee of the Board of Directors

Scott Forbes, Chairman

Jerri DeVard

Michael Kelly

Donald A. McGovern, Jr.
Greg Revelle
Bala Subramanian

Bryan Wiener

Named Executive Officer Compensation

2019 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table for fiscal years 2019, 2018 and 2017 contains compensation information for our NEOs: (i) Alex Vetter, who has served as President and CEO; (ii) Becky Sheehan, who has served as Chief Financial Officer; and (iii) Jim Rogers and Doug Miller, who were our two other most highly compensated executive officers during the year ended December 31, 2019.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total Compensation
		($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Alex Vetter	2019	566,500	—	3,750,002	234,928	11,200	4,562,630
President and CEO	2018	563,750	353,458	3,750,048	308,202	11,000	4,986,458
	2017	516,667	320,411	3,000,032	462,160	10,800	4,310,070
Becky Sheehan(5)	2019	515,000	—	1,805,776	194,155	11,200	2,526,131
Chief Financial Officer	2018	512,500	—	1,780,058	254,712	11,000	2,558,270
	2017	479,486	250,000	2,100,005	459,617	833	3,289,941
Jim Rogers	2019	360,500	—	468,678	67,954	10,776	907,908
Chief Legal Officer	2018	358,750	—	600,711	89,149	11,000	1,059,610
	2017	350,000	—	750,003	152,600	10,800	1,263,403
Doug Miller(6)	2019	400,000	—	820,042	165,880	11,200	1,397,122
Chief Revenue Officer	2018	168,205	—	308,349	91,117	—	567,671

(1)

For Alex, amounts in this column reflect payment under the Cars.com, LLC Long-Term Incentive Plan (the “LTIP”) that vested during the applicable year.  Employer contributions to a participant's account under the LTIP were generally subject to a three-year vesting schedule and vested in three equal annual installments on each February 15 following the date the contribution was credited, subject to adjustment for deemed investment return (positive or negative).  Such amounts would also vest upon a termination of employment by the Company without cause or termination by Alex of his own employment for good reason.  No new awards are being granted under the LTIP and the last contribution was credited in January 2015. The amount shown for Becky reflects a signing bonus paid in 2017 when she was hired as our Chief Financial Officer.

(2)

Amounts disclosed in this column represent grants of RSUs and PSUs made under our Omnibus Incentive Compensation Plan. With respect to each RSU and PSU grant, the amounts disclosed reflect the grant date fair value computed in accordance with FASB ASC Topic 718 and not amounts actually paid to, or realized by, the NEOs. For additional information, see Note 12 to the Company's audited consolidated financial statements for the year ended December 31, 2019, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019. Assuming achievement of the highest level of the performance conditions, the aggregate grant date fair value of the PSUs for 2019 would be as follows: Alex - $4,500,002; Becky - $2,555,776; Jim - $468,678; Doug - $820,042. For further information on the RSU and PSU grants made in 2019, see the “Grants of Plan-Based Awards in 2019” table below.

(3)

Amounts disclosed in this column for 2019 reflect cash amounts paid under our STIP. For further information, see the section entitled “Compensation Discussion and Analysis— Elements of our Executive Compensation Practices” above.

(4)	Amounts disclosed in this column for 2019 include the Company's 401(k) matching contributions.
(5)	Becky was hired as Chief Financial Officer on January 17, 2017.
(6)	Doug was hired as Chief Revenue Officer on July 31, 2018.

Offer Letters with NEOs

On November 2, 2016, Alex entered into an offer letter, which superseded his employment agreement dated November 4, 2014. Under the terms of the offer letter, effective as of the day after the separation from our former parent, Alex’s annual base salary was increased to $550,000 and his target annual bonus was 110% of his base salary.

We entered into offer letters with Becky, Doug and Jim, which provided for annual base salaries of $500,000, $400,000 and $350,000, respectively, and target annual bonuses of 100%, 110% and 50% of annual base salary, respectively, as well as long-term incentive opportunities.

GRANTS OF PLAN-BASED AWARDS IN 2019

The following table sets forth information regarding grants of awards made to our NEOs during 2019.

Name	Award Type	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)			Number of Securities Underlying Restricted Stock Units (#)	Grant Date Fair Value of Stock Awards ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)
Alex Vetter	STIP Bonus		233,681	623,150	1,246,300
	RSU	3/1/2019							62,448	1,500,001
	PSU	3/1/2019				23,418	93,672	187,344		2,250,001
Becky Sheehan	STIP Bonus		193,125	515,000	1,030,000
	RSU	3/1/2019							21,977	527,888
	PSU	3/1/2019				13,300	53,201	106,402		1,277,888
Jim Rogers	STIP Bonus		67,594	180,250	360,500
	RSU	3/1/2019							9,756	234,339
	PSU	3/1/2019				2,439	9,756	19,512		234,339
Doug Miller	STIP Bonus		165,000	440,000	880,000
	RSU	3/1/2019							17,070	410,021
	PSU	3/1/2019				4,268	17,070	34,140		410,021

(1)

Reflects the potential number of PSUs that may be earned for performance at the threshold, target and maximum levels, respectively. These awards vest to the extent that the Company achieves certain performance measures over the three-year period beginning on January 1, 2019. See “Compensation Discussion and Analysis — Elements of Our Executive Compensation Practices” for more information on the terms of the PSUs.

OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2019.

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Alex Vetter	1/1/2017	(2)	16,264	198,746
	6/9/2017	(3)	29,059	355,101
	3/1/2018	(4)	52,298	639,082
	3/20/2018	(5)			63,090	770,960
	3/1/2019	(6)	62,448	763,115
	3/1/2019	(7)			93,672	1,144,672
Becky Sheehan	1/1/2017	(2)	22,769	278,237
	3/1/2018	(4)	24,825	303,362
	3/20/2018	(5)			29,947	365,952
	3/1/2019	(6)	21,977	268,559
	3/1/2019	(7)			53,201	650,116
Jim Rogers	1/1/2017	(2)	8,132	99,373
	3/1/2018	(4)	8,378	102,379
	3/20/2018	(5)			10,106	123,495
	3/1/2019	(6)	9,756	119,218
	3/1/2019	(7)			9,756	119,218
Doug Miller	8/1/2018	(8)	5,437	66,440
	8/1/2018	(9)			3,698	45,190
	3/1/2019	(6)	17,070	208,595
	3/1/2019	(7)			17,070	208,595

(1)

Reflects the market value of outstanding RSUs and PSUs based on the price per share of common stock of $12.22, the closing market price on December 31, 2019. These amounts do not correspond to the actual value that may be realized by the NEOs. Receipt of any of the value of vesting equity is contingent upon the NEO's continued employment with the Company through each applicable vesting date.

(2)	These RSUs will vest on December 31, 2020.
(3)	These RSUs will vest in equal installments on each of June 9, 2020 and June 9, 2021.
(4)

On March 1, 2020 the following RSUs vested: 17,433 for Alex, and 2,793 for Jim. Becky's RSU grant was canceled upon her termination from the Company on January 10, 2020. The remaining units, all of which are RSUs, will vest in equal installments on each of March 1, 2021 and March 1, 2022.

(5)

The first installment of these PSUs was scheduled to vest on March 15, 2020 and the second on March 15, 2021, subject to attainment of specific performance objectives established for fiscal years 2018 and 2019. The minimum Revenue and EBITDA performance thresholds established for this performance period were not met. Therefore, the total payout for this performance period is 0% and none of the PSUs granted to executives will vest.

(6)

On March 2, 2020, the following RSUs vested:  20,816 for Alex, 3,252 for Jim and 5,690 for Doug. Becky's RSU grant was canceled upon her termination from the Company on January 10, 2020.  The remaining units will vest in equal installments on March 1, 2021 and March 1, 2022.

(7)	These PSUs will vest installments on March 1, 2022, subject to attainment of specific performance objectives established for fiscal years 2019 - 2021
(8)	These RSUs will vest in equal installments on each of August 1, 2020, August 1, 2021 and August 1, 2022.
(9)

The first installment of these PSUs was scheduled to vest on March 15, 2020 and the second on March 15, 2021, subject to attainment of specific performance objectives established for fiscal years 2018 and 2019.  The minimum Revenue and EBITDA performance thresholds established for this performance period were not met. Therefore, the total payout for this performance period is 0% and none of the PSUs granted to Doug will vest.

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table sets forth the number of shares of common stock acquired during 2019 by our NEOs upon the vesting of RSUs and the value realized upon such vesting. There were no options outstanding with respect to our NEOs and therefore no options exercised.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized On Vesting ($)(2)
Alex Vetter	49,714	934,952
Becky Sheehan	31,043	476,979
Jim Rogers	10,924	166,437
Doug Miller	1,811	34,174

(1)	Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2019.
(2)

Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NYSE of a share of common stock on the date of vesting or, if such day is a holiday, on the immediately preceding trading day by (ii) the number of shares of common stock acquired upon vesting. Shares of stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Alex, he received net proceeds of $660,963, Of the amount shown for Becky, she received net proceeds of $335,205. Of the amount shown for Jim, he received net proceeds of $114,089. And of the amount shown for Doug, he received net proceeds of $25,852.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Arrangements

Cars.com Inc. maintains a Change in Control Severance Plan (the “CIC Severance Plan”) and the Cars.com Inc. Executive Severance Plan (the “Executive Severance Plan” and together with the CIC Severance Plan, the “Severance Plans”). There is no duplication of benefits between the Severance Plans, so participants who have a qualifying termination of employment under both Severance Plans receive benefits from the CIC Severance Plan and not from the Executive Severance Plan. Participants in the Severance Plans are generally selected by the Compensation Committee and currently include Alex, Becky, Jim, Doug and certain other key employees.

Under the CIC Severance Plan, a participant who, in connection with a change in control of the Company or within two years following a change in control, experiences an involuntary termination without cause or voluntarily terminates his or her employment for good reason, would receive a lump sum amount equal to the sum of (1) any unpaid base salary and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination date occurs, prorated for the portion of the fiscal year elapsed prior to the termination date, as well as outplacement benefits. If the annual bonus for the year prior to the date of termination had not yet been paid, the participant would be paid at the time those bonuses are paid to other participants. Additionally, participants would receive a lump sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control, and (2) the participant’s average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination (or, if higher, the three fiscal years preceding the change in control). The severance multiple for Alex is 2.0 and 1.5 for each of Becky, Doug and Jim. A participant will also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 24 for Alex and 18 for each of Becky, Doug and Jim.

The CIC Severance Plan does not provide excise tax gross-ups on payments to participants.

Under the Executive Severance Plan, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple and (b) the sum of the participant’s annual base salary and average annual bonus earned for the three most recent fiscal years for which the participant had been paid (or was eligible for) a bonus preceding the termination. The severance multiple is 1.5 for Alex and 1.0 for each of Becky, Doug and Jim. The participant would also receive a lump sum amount equal to any unpaid base salary and bonus through the date of termination and would be eligible to receive a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination based on actual Company performance and individual performance at target, paid when such payments are made to other participants. (In the event the termination occurs before annual bonuses have been paid for the prior year, the participant would be entitled to receive the annual bonus for that year based on actual performance, paid when such payments are made to other participants.) Additionally, the participant would generally receive 12 months continued vesting under equity awards (18 months for Alex for awards granted on or after November 2, 2016 with his employment agreement providing vesting for earlier grants). A participant would also receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by 18 for Alex and 12 for each of Becky, Doug and Jim.

Both the CIC Severance Plan and the Executive Severance Plan provide that severance payments are contingent upon the participant’s execution of a release of claims in favor of the Company and its affiliates and agreeing to (or reaffirming) restrictive covenants in other agreements or providing covenants restricting the participant’s solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information and, in the case of the Executive Severance Plan, restricting the participant’s competition.

In addition, RSUs awarded to Alex, Becky, Doug and Jim provide for pro-rata vesting upon death and disability as well as with respect to retirement for those RSUs converted from TEGNA RSUs. RSUs and PSUs vest (at target for PSUs) upon a change in control if the awards are not continued or assumed in connection with the change in control and vest upon a termination by the Company or its successor without cause or by the NEO for good reason within two years after a change in control if the equity awards are continued or assumed in connection with the change in control.

Under our STIP, if a participant’s employment is terminated involuntarily during a performance year due to death or disability, such participant will be eligible for a prorated portion of his or her bonus, as determined based on actual performance and the number of days completed in the performance year. If a participant’s employment is terminated for any other reason during a performance year, no award shall be payable to such participant in respect of such year.

Summary of Potential Benefits

The following table shows the payments and benefits potentially payable to each of our NEOs upon a qualifying termination under the Severance Plans assuming a December 31, 2019 termination of employment. The employment of the NEOs listed below did not actually terminate on December 31, 2019, and as a result they received none of the amounts shown in the table below. The actual amounts to be paid to our executives in connection with their termination can be determined only at the time and in the circumstances of such termination. In addition to the amounts shown in the table below, each executive is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such NEO was entitled on the date of termination. For purposes of calculating the value of equity acceleration, the December 31, 2019 closing price of $12.22 was used.

Executive	Payment Elements	Qualifying Termination under the CIC Severance Plan ($)		Qualifying Termination under the Executive Severance Plan ($)
Alex Vetter	Salary	1,133,000	(1)	849,750	(1)
	STIP Award	1,070,362	(2)	770,109	(3)
	Restricted Stock Units	1,956,043	(4)	1,488,640	(5)
	Performance Stock Units	1,915,632	(6)	—
	Health Coverage	36,874		27,655
	Outplacement	25,000		—
	TOTAL	6,136,911		3,136,154
Becky Sheehan	Salary	772,500	(1)	515,000	(1)
	STIP Award	1,029,500	(2)	605,955	(3)
	Restricted Stock Units	850,158	(4)	468,881	(5)
	Performance Stock Units	1,016,069	(6)	—
	Health Coverage	22,129		14,753
	Outplacement	25,000		—
	TOTAL	3,715,356		1,604,589
Jim Rogers	Salary	540,750	(1)	360,500	(1)
	STIP Award	304,758	(2)	189,857	(3)
	Restricted Stock Units	320,971	(4)	173,243	(5)
	Performance Stock Units	242,714	(6)	—
	Health Coverage	6,364		4,243
	Outplacement	25,000		—
	TOTAL	1,440,557		727,843
Doug Miller	Salary	600,000	(1)	400,000	(1)
	STIP Award	914,475	(2)	531,670	(3)
	Restricted Stock Units	275,036	(4)	91,687	(5)
	Performance Stock Units	253,785	(6)	—
	Health Coverage	21,875		14,584
	Outplacement	25,000		—
	TOTAL	2,090,171		1,037,941

(1)	Represents a lump sum payment in an amount equal to the executive's annual base salary times the severance multiple applicable under each termination scenario.
(2)

Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the three-year average bonus based on the number of days served during the year of termination. As of December 31, 2019, the pro-rated portion of the three year average bonus is 100%.

(3)

Represents a lump sum payment in an amount equal to the severance multiple times the three-year average STIP award plus a pro-rated portion of the annual bonus based on actual Company performance and on the number of days served during the year of termination.  As of December 31, 2019, the pro-rated portion of the annual bonus is 100%.

(4)	Represents the dollar value of 100% accelerated vesting of such individual's service-based RSU awards outstanding as of December 31, 2019.
(5)

Represents the dollar value of continued vesting of time-based RSUs vesting within 18 months (for the CEO) or 12 months of the termination date (for the other NEOs) which is assumed to be December 31, 2019 for the purposes of this chart.

(6)	Represents the dollar value of accelerated vesting of PSUs based on target achievement of performance objective.

CEO PAY RATIO DISCLOSURE

Cars.com Inc. is required to disclose ratio of the median annual total compensation of our employees (other than the Chief Executive Officer) and the total annual compensation of Alex Vetter, our Chief Executive Officer. As of December 31, 2019, our employee population consisted of 1,547 full-time, part-time, seasonal and temporary US-based employees. This number excludes the CEO and 6 Canadian-based employees.

We then identified the “Median Employee” based on the “annual total compensation” of each employee who was part of our employee population on December 31, 2019. Each employee’s annual total compensation was calculated by totaling the following compensation components: (i) cash compensation paid in 2019, which included regular pay (wages and salary), all overtime, bonus payments and commissions, and (ii) the grant date fair value of each equity award, granted in 2019. The foregoing calculation excluded any cash or equity-based sign on bonus paid or granted to an employee during 2019. We annualized the compensation for any full or part-time employee in the population who had worked less than a year as of December 31, 2019.

The annual total compensation of our CEO was $4,562,630, as reported under the “Total Compensation” column of our 2019 Summary Compensation Table, which appears on page 44 of this proxy statement. For 2019, the annual total compensation of our Median Employee was $78,443, which was calculated in the same manner that our named executive officers’ total compensation were calculated and reported in the “Summary Compensation Table.” Based on this information, the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees (excluding the CEO) was 58 to 1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Equity Compensation Plan Information

The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2019. Our Omnibus Incentive Compensation Plan and Employee Stock Purchase Plan are our only compensation plans pursuant to which our equity securities are authorized for issuance. No options or warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by security holders	1,895,572	—	17,881,396
Equity compensation plans not approved by security holders	—	—	—
Total	1,895,572	—	17,881,396
(1)

Includes 1,895,572 RSUs and PSUs issued under our Equity Compensation Plans. RSUs and PSUs may be settled only for shares of our common stock on a one-for-one basis. The number included for PSUs reflects units awarded at target. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 917,380. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding our PSUs, including the performance metrics applicable to such awards. Excludes rights outstanding under our ESPP.

(2)	Consists of 15,056,601 shares reserved for issuance under our Omnibus Incentive Compensation Plan and 2,824,795 shares reserved for issuance under our ESPP.

Security Ownership

Security Ownership of Directors, Named Executive Officers and Executive Officers

The following table and accompanying footnotes set forth information as of March 25, 2020 with respect to the beneficial ownership of (i) each of our directors, (ii) each of our NEOs and (iii) all of our executive officers and directors, as a group. The percentage of beneficial ownership for the following table is based on 66,960,595 shares of our common stock that were outstanding as of March 25, 2020.

Unless otherwise noted, the address for each beneficial owner listed below is: c/o Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606.

Name of Beneficial Owner	No. of Shares Beneficially Owned		No. of Vested Stock Units		Percentage of Shares Beneficially Owned
Directors:
Jerri DeVard	—		18,552	(1)	*
Scott Forbes	36,338		18,613	(2)	*
Jill Greenthal	22,764	(3)	8,350	(4)	*
Thomas Hale	17,653	(3)	5,812	(5)	*
Michael Kelly	2,935		12,740	(6)	*
Donald A. McGovern Jr.	19,597	(3)	11,955	(7)	*
Greg Revelle	5,000		18,552	(8)	*
Bala Subramanian	—		14,633	(9)	*
Bryan Wiener	7,526		12,740	(10)	*
Named Executive Officers:
Alex Vetter	146,935		—	(11)	*
Becky Sheehan	54,748		—		*
Jim Rogers	40,337		—	(12)	*
Doug Miller	5,373		—	(13)	*
All directors and current executive officers as a group (13 persons)	316,148		121,947		*

*Less than one percent.
(1)

Represents shares of our common stock underlying (i) 11,955 vested RSUs and (ii) 6,597 RSUs that are vesting within 60 days with delivery of shares, in each case, deferred to termination of service from our Board of Directors.

(2)

Represents shares of our common stock underlying (i) 8,718 vested RSUs with delivery of shares deferred to termination of service from our Board of Directors and (ii) 9,895 RSUs that vest within 60 days with delivery of shares deferred to termination of service from our Board of Directors. Does not include 3,875 RSUs that have not yet vested.

(3) Includes 6,597 RSUs that are vesting within 60 days.
(4)

Represents shares of our common stock underlying (i) 2,207 vested RSUs with delivery of shares deferred to termination of service from our Board of Directors and (ii) 6,143 vested RSUs with delivery of shares deferred to either (x) the earlier of termination of service from our Board of Directors or (y) May 18, 2021.

(5)	Represents shares of our common stock underlying 5,812 vested RSUs with delivery of shares deferred to termination of service from our Board of Directors.
(6)

Represents shares of our common stock underlying (i) 6,143 vested RSUs and (ii) 6,597 RSUs that are vesting within 60 days with delivery of shares, in each case, deferred to termination of service from our Board of Directors.

(7)

Represents shares of our common stock underlying (i) 5,812 vested RSUs with delivery of shares deferred to termination of service from our Board of Directors and (ii) 6,143 vested RSUs with delivery of shares deferred to either (x) the earlier of termination of service from our Board of Directors or (y) May 18, 2021.

(8)

Represents shares of our common stock underlying (i) 11,955 vested RSUs with delivery of shares deferred to termination of service from our Board of Directors and  (ii) 6,597 RSUs that are vesting within 60 days with delivery of shares deferred to either (x) the earlier of termination of service from our Board of Directors or (y) May 18, 2021.

(9)

Represents shares of our common stock underlying (i) 1,893 vested RSUs with delivery of shares deferred to the earlier of (x) termination of service from our Board of Directors or (y) March 20, 2021, (ii) 6,143 vested RSUs with delivery deferred to either (x) the earlier of termination of service from our Board of Directors or (y) May 18, 2021 and (iii) 6,597 RSUs that are vesting with 60 days with delivery of shares deferred to termination of service from our Board of Directors.

(10)

Represents shares of our common stock underlying (i) 6,143 vested RSUs with delivery deferred to either (x) the earlier of termination of service from our Board of Directors or (y) May 18, 2021 and (ii) 6,597 RSUs that are vesting with 60 days with delivery of shares deferred to termination of service from our Board of Directors.

(11)	Alex holds an aggregate amount of 121,820 RSUs and 93,672 PSUs (based on target achievement) that will not have vested within 60 days.
(12)	Jim holds an aggregate amount of 20,221 RSUs and 9,756 PSUs (based on target achievement) that will not have vested within 60 days.
(13)	Doug holds an aggregate amount of 16,816 RSUs and 17,070 PSUs (based on target achievement) that will not have vested within 60 days.

Security Ownership of Certain Other Beneficial Owners

The following table and accompanying footnotes set forth information about persons we know to be beneficial owners of more than 5% of our issued and outstanding common stock as of March 25, 2020. The percentage of beneficial ownership for the following table is based on 66,960,595 shares of our common stock outstanding as of March 25, 2020.

Name of Beneficial Owner	Shares of Common Stock	Percent
The Vanguard Group(1)	6,347,359	9.48%
Investec Asset Management, Ltd.(2)	5,828,335	8.70%
Dimensional Fund Advisors LP(3)	5,526,825	8.25%
Blackrock, Inc.(4)	5,252,659	7.84%
Goldman Sachs Asset Management(5)	3,385,226	5.06%

(1)

As of December 31, 2019, based solely on Amendment No. 2 to Schedule 13G filed on February 12, 2020 by The Vanguard Group. The Vanguard Group has sole voting power over 75,684 shares, shared voting power over 18,100 shares, sole dispositive power over 6,263,500 and shared dispositive power over 83,859 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 65,759 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 28,025 shares as a result of its serving as investment manager of Australian investment offerings. The business mailing address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)

As of December 31, 2019, based solely on Schedule 13F filed on February 7, 2020. Investec has sole voting power and sole dispositive power over all 5,828,335 shares. The business mailing address for Investec Asset Management, Ltd. is Woolgate Exchange, 25 Basinghall Street, London X0 EC2V-5HA.

(3)

As of December 31, 2019, based solely on Amendment No. 1 to Schedule 13G filed on February 12, 2020 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power over 5,414,430 shares and sole dispositive power over 5,526,825 shares. The business mailing address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(4)

As of December 31, 2019, based solely on Amendment No. 3 to Schedule 13G filed on February 5, 2020 by BlackRock, Inc. and its subsidiaries (BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Advisors). BlackRock, Inc. has sole voting power over 5,027,526 shares and sole dispositive power over 5,252,659 shares. The business mailing address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)

As of December 31, 2019, based solely on Schedule 13G filed jointly on January 31, 2020 by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (collectively "Goldman Sachs Asset Management"). Goldman Sachs Asset Management has shared voting power of 3,296,079 shares and shared dispositive power of 3,385,226 shares. The business mailing address for Goldman Sachs Asset Management is 200 West Street, New York, New York 10282.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.

Transactions with Related Persons

We have adopted a related person transaction policy to provide a framework for evaluation of potential transactions involving the Company with a value in excess of $120,000 in any year in which any director, director nominee, executive officer or beneficial owner of more than 5% of our outstanding common stock, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less than 10% owner of an entity involved in the transaction. Under this policy, the Chief Legal Officer must advise the Audit Committee of any related person transaction of which he or she becomes aware. The Audit Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Audit Committee will consider all relevant information available to it and, as appropriate, take into consideration:

•	the size of the transaction and the amount payable to the related person;
•	the nature of the interest of the related person in the transaction;
•	whether the transaction may involve a conflict of interest;
•	the purpose, and the potential benefits to the Company, of the transaction;
•	whether the transaction was undertaken in the ordinary course of business; and
•

whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the Company and its subsidiaries for the fiscal year that began on January 1, 2019. Our Board is seeking stockholder ratification of this appointment at the Annual Meeting. Our Amended and Restated Bylaws do not require that stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, we are seeking ratification because we believe it is a good corporate governance practice.

Ernst & Young LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth aggregate fees billed or expected to be billed for services rendered by Ernst & Young LLP for fiscal years 2019 and 2018, inclusive of out of pocket expenses.

Type of Fees	FY 2019 ($ in thousands)	FY 2018 ($ in thousands)
Audit Fees(1)	1,601	1,517
Audit-Related Fees(2)	19	48
Tax Fees(3)	0	0
All Other Fees	0	0
Total	1,620	1,565

(1)

Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated and combined financial statements; reviews of the Company’s unaudited condensed consolidated and combined interim financial statements; services associated with the review of registration statements and related issuances of consents and other services related to SEC matters; consultations and other current matters.

(2)	Consultations on future matters including the ASC 606 implementation and financial due diligence related to mergers and acquisitions, adoption of ASC 842, “Leases” and STIP agreed-upon procedures.
(3)	Includes the aggregate fees for professional services rendered for tax due diligence related to mergers and acquisitions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee also provides oversight of the Company’s internal audit function, including the review of proposed audit plans and the coordination of such plans with the Company’s independent registered public accounting firm. The Audit Committee oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. The Audit Committee also is responsible for reviewing compliance with ethics reporting guidelines and assuring appropriate disclosure of any waiver of or change in such guidelines for executive officers, and for reviewing such guidelines on a regular basis and proposing or adopting additions or amendments thereto as appropriate. In connection with the Company’s ethics reporting guidelines, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns. The Audit Committee operates under a formal written charter that has been adopted by the Board.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under this policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee will review and approve the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all Ernst & Young LLP services periodically throughout the year and discusses such services with management and Ernst & Young LLP. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the Company’s 2019 audited financial statements, the Audit Committee received from Ernst & Young LLP (the “Auditor”) written disclosures and the letter regarding the Auditor’s independence in accordance with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including a detailed statement of any relationships between the Auditor and the Company that might bear on the Auditor’s independence, and has discussed with the Auditor its independence. The Audit Committee considered whether the provision of non-audit services by the Auditor is compatible with maintaining the Auditor’s independence. The auditor stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with the Auditor the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, but not limited to, the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, the Auditor’s conclusions regarding the reasonableness of those estimates and the disclosures included in the financial statements.

The Audit Committee met with management, the Company’s internal auditors, and representatives of the Auditor to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2019. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with the Auditor regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the Board of Directors has approved that recommendation.

Audit Committee of the Board of Directors

Donald A. McGovern, Jr., Chairman
Thomas Hale
Michael Kelly

Greg Revelle
Bala Subramanian

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholder Approval Required

Our Amended and Restated Bylaws do not require that stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but in its discretion, may choose to retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote. As discussed above, the ratification of Ernst & Young LLP as our independent registered public accounting firm is a “routine” matter, and your broker or nominee will have the discretion to vote your shares on this proposal absent voting instructions from you. Therefore, we do not expect any broker non-votes on this proposal. However, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the effect of a negative vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

Proposal 3:  Say on Pay Vote

The Board recognizes that holding an annual advisory vote on executive compensation provides stockholders with the opportunity to effectively share perspectives on the Company’s executive compensation program and philosophy. As a result, and in accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs, as described in the sections entitled “Compensation, Discussion and Analysis” beginning on page 32 and “Named Executive Officer Compensation” beginning on page 44.

As discussed in the sections entitled “Compensation Discussion and Analysis” beginning on page 32 and “Named Executive Officer Compensation” beginning on page 44, which we urge you to review carefully, our executive compensation program is designed to attract, motivate, and retain the right talent and appropriately incentivize our executives to stay committed to executing our long-range plan and increasing long-term stockholder value. We believe our executive compensation program demonstrates our philosophy of aligning pay with performance and is supplemented by sound compensation policies and practices.

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative and pursuant to the SEC rules are asking for your advisory vote on the following resolution:

“RESOLVED, that the stockholders of Cars.com Inc. approve, on a non-binding and advisory basis, the compensation of the Company’s NEOs, as disclosed in this proxy statement, including in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation.””

Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program. After the 2020 Annual Meeting, our next advisory vote on executive compensation will occur at our 2021 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

Miscellaneous

Stockholder Proposals

General

If a stockholder intends to submit any proposal for inclusion in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by our Corporate Secretary no later than December 4, 2020. To be eligible to submit such a proposal for inclusion in the Company’s proxy statement for an annual meeting of stockholders pursuant to Rule 14a-8, a stockholder must be a holder of either (i) at least $2,000 in market value or (ii) 1% of the shares of our common stock entitled to be voted on the proposal, must have held such shares for at least one year and must continue to hold such shares through the date of such annual meeting. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals, including Rule 14a-8, including the permissible number and length of proposals, the circumstances in which the Company is permitted to exclude proposals and other matters governed by such rules and regulations.

Advance Notice

Separate from the requirements of Rule 14a-8, relating to the inclusion of a stockholders’ proposal in the Company’s proxy statement, our Amended and Restated Bylaws require advance notice for a stockholder to bring nominations of directors or any other business to be considered at any annual meeting of stockholders. Specifically, our Amended and Restated Bylaws require that stockholders wishing to nominate candidates for election as directors or propose any other business to be considered at the 2021 Annual Meeting of Stockholders must notify us of their intent in a written notice delivered in care of the Company’s Corporate Secretary at our principal executive offices not earlier than the close of business on January 14, 2021 and no later than the close of business on February 13, 2021.

To be in proper form, a stockholder’s notice must also include the specified information described in our Amended and Restated Bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. If a stockholder’s nomination or proposal is not in compliance with the requirements set forth in our Amended and Restated Bylaws, we may disregard such nomination or proposal.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Availability of Annual Report on Form 10-K

This Proxy Statement and our 2019 Annual Report to Stockholders are available at www.proxyvote.com. Copies of our 2019 Annual Report on Form 10-K as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained free of charge by any person whose proxy is solicited, upon written request to our Corporate Secretary at Cars.com Inc., 300 S. Riverside Plaza, Suite 1000, Chicago, Illinois 60606. Copies of exhibits and basic documents filed with the 2019 Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the

2019 Annual Report on Form 10-K over the internet at the SEC’s website, www.sec.gov, or on our Investor Relations website at investor.cars.com.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are stockholders may be householding the Company’s proxy materials. If you receive a householding notification from your broker, a single proxy statement or a single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by your broker. Once you receive notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker. In addition, if you receive a householding notification and wish to receive a separate annual report or proxy statement at your address, you should also contact your broker directly.

Other Matters That May Come Before the Annual Meeting

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote the shares represented by all valid proxies in accordance with their discretion on such matters.

For the Board of Directors

James F. Rogers
Chief Legal Officer and Secretary

Chicago, Illinois
April 3, 2020

VOTE BY INTERNET - www.proxyvote.com    Use the Internet to transmit your voting instructions and for electronic delivery   of information. Vote by 11:59 P.M. Eastern Time on May 13, 2020. Have your   proxy card in hand when you access the web site and follow the instructions   to obtain your records and to create an electronic voting instruction form.    ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS    If you would like to reduce the costs incurred by our company in mailing proxy   materials, you can consent to receiving all future proxy statements, proxy   cards and annual reports electronically via e-mail or the Internet. To sign up   for electronic delivery, please follow the instructions above to vote using the   Internet and, when prompted, indicate that you agree to receive or access   proxy materials electronically in future years.    VOTE BY PHONE - 1-800-690-6903    Use any touch-tone telephone to transmit your voting instructions. Vote by   11:59 P.M. Eastern Time on May 13, 2020. Have your proxy card in hand   when you call and then follow the instructions.    VOTE BY MAIL    Mark, sign and date your proxy card and return it in the postage-paid   envelope we have provided or return it to Vote Processing, c/o Broadridge,   51 Mercedes Way, Edgewood, NY 11717.    CARS.COM INC.    300 S. RIVERSIDE PLAZA, SUITE 1000    CHICAGO, ILLINOIS 60606    D00531-P33443    For   All     Withhold   All    For All   Except    To withhold authority to vote for any individual   nominee(s), mark "For All Except" and write the   number(s) of the nominee(s) on the line below.    CARS.COM INC.    The Board of Directors recommends you vote "FOR"   each of the ten (10) Director Nominees listed in  Proposal 1:    !    !    !    1. Election of Directors     Nominees:     01) Jerri DeVard     02) Scott Forbes     03) Jill Greenthal     04) Thomas Hale     05) Michael Kelly     06) Donald A. McGovern Jr.     07) Greg Revelle     08) Bala Subramanian     09) T. Alex Vetter     10) Bryan Wiener    Against    Abstain    For     The Board of Directors recommends you vote "FOR" Proposals 2 and 3:    !    !    !    2. Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent certified public accountants   for fiscal year 2020.    !    !    !    3. Non-binding advisory resolution approving the compensation of the Named Executive Officers.    NOTE: In their discretion, the proxy holders are authorized to vote upon such other business, if any, as may properly come before the meeting or any   adjournment thereof.    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,   administrator, or other fiduciary, please give full title as such. Joint owners should each   sign personally. All holders must sign. If a corporation or partnership, please sign in full   corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.  D00532-P33443  CARS.COM INC.  Annual Meeting of Stockholders  May 14, 2020 9:00 A.M.  This proxy is solicited by the Board of Directors  The undersigned stockholder of Cars.com Inc., a Delaware corporation, revoking all prior proxies, hereby appoints Jeanette Tomy and James F. Rogers,  each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to  vote at the Annual Meeting of Stockholders scheduled to be held at 9:00 A.M. on May 14, 2020 at the offices of Latham & Watkins LLP, 330 N. Wabash  Avenue, Suite 2800, Chicago, Illinois 60611, and at any and all postponements or adjournments thereof, upon all matters described in the Notice of Annual  Meeting of Stockholders and related Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged, and upon any other business that  may properly come before such Annual Meeting and any adjournments or postponements thereof.  If this proxy card is properly executed, the shares represented by this proxy card will be voted as directed on the reverse side, but if no such  direction is made, the proxies named above will be voted in accordance with the Board of Directors' recommendations.  PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR  INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.  Continued and to be signed on reverse side